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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Walter Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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March 12, 2014

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Walter Energy, Inc. to be held at 10:00 a.m. (Central Time), on Thursday, April 24, 2014 at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

        The enclosed Notice of Annual Meeting of Stockholders of Walter Energy, Inc. and Proxy Statement detail the business to be conducted.

        Your vote, whether in attendance on April 24, 2014 or by proxy, is important. For those of you who are able to join us in Birmingham, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2013 state of the Company report and, importantly, vote your shares. If you are unable to join us in person, I urge you to vote as soon as possible.

        Thank you for your continued support of Walter Energy, Inc.

Sincerely,

MICHAEL T. TOKARZ Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
WALTER ENERGY, INC.

3000 Riverchase Galleria
Birmingham, Alabama 35244

Date:
Thursday, April 24, 2014

Time:
10:00 a.m. (Central Time)

Place:
Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama 35244

At the meeting, stockholders will be asked:

(1)
to elect ten director nominees to the Board of Directors;

(2)
to approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers;

(3)
to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

(4)
to approve the Walter Energy, Inc. 2014 Long-Term Incentive Plan; and

(5)
to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Business of the Annual Meeting of Stockholders

        Only stockholders who owned shares of our common stock at the close of business on March 4, 2014 are entitled to notice of and to vote at this Annual Meeting or any adjournments or postponements that may take place.

        Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, most stockholders will receive a Notice of Internet Availability of Proxy Materials ("Notice"), and others will receive paper copies of the Proxy Statement, the proxy card and the Annual Report. The Notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares and instructions on how to request a paper or electronic copy of our proxy materials. We believe that electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources. In accordance with the rules of the Securities and Exchange Commission, we first sent a Notice of Internet Availability of Proxy Materials to stockholders on or about March 12, 2014.

By Order of the Board of Directors

EARL H. DOPPELT
Executive Vice President, General Counsel and Secretary
March 12, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 24, 2014.

This Notice and Proxy Statement, the Company's Annual Report and Annual Report on Form 10-K, each for the fiscal year ended December 31, 2013, and any amendments to the foregoing materials that are required to be furnished to stockholders, are available free of charge to view and to download at www.proxyvote.com and on the Company's website at www.walterenergy.com.

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to: Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244.

i

ii

3000 Riverchase Galleria
Birmingham, Alabama 35244

PROXY STATEMENT

        The Company is furnishing you with this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Walter Energy, Inc. (the "Company") of proxies for its annual meeting of stockholders to be held on Thursday, April 24, 2014 at 10:00 a.m., Central Time (the "Annual Meeting") at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        As used herein, unless otherwise stated or indicated by context, the terms "Walter Energy, Inc.," "Company," "we," "our" and "us" in this Proxy Statement refer to Walter Energy, Inc. and its subsidiaries.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

We will hold the Annual Meeting of stockholders on Thursday, April 24, 2014 at 10:00 a.m., Central Time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 4, 2014 (the "Record Date"). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were 62,621,835 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.

If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.

What will I be voting on?

You will be voting on:

  •
  the election of ten director nominees;

  •
  in a non-binding, advisory vote, the compensation of the Company's named executive officers as set forth in this Proxy Statement;

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014; and

  •
  the approval of the Walter Energy, Inc. 2014 Long-Term Incentive Plan (the "2014 Incentive Plan").

Why should I vote?

Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.

How does the Board recommend that I vote?

The Board recommends that you vote:

  •
  FOR the election of each of the ten director nominees set forth in this Proxy Statement;

  •
  FOR the approval, in a non-binding, advisory vote, of the compensation of our named executive officers;

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and

  •
  FOR the approval of the 2014 Incentive Plan.

How do I vote?

You can vote your shares:

  •
  via the Internet at www.proxyvote.com by following the instructions on the Notice or the proxy card;

  •
  by telephone at 1-800-690-6903 by following the instructions on the Notice or the proxy card;

  •
  by mail by completing, signing and returning the proxy card; or

  •
  in person at the Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker or bank. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received at or prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.

What do I do if my shares are held at a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What constitutes a quorum?

The holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by "broker non-votes," as described below, are counted as present and entitled to vote for purposes of determining a quorum.

What is a "broker non-vote" and how does it affect voting on each item?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange ("NYSE") rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement), Proposal 2 (regarding executive compensation) and Proposal (4) (regarding the 2014 Incentive Plan). Your broker will have the discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014).

What level of stockholder vote is needed to elect directors?

Each share of our Common Stock is entitled to one vote with respect to the election of directors.

In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting (a "majority vote").

In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting. A "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's

By-laws is greater than the number to be elected. A majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Under a majority voting standard, "abstentions" and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal.

Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

What happens if a director nominee does not receive the requisite number of votes to be reelected?

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the election results.

If a director's resignation offer is not accepted by the Board, that director will continue to serve until our next annual stockholders' meeting and his or her successor is duly elected and qualified or until the director's earlier death, resignation, or removal. The Board, in its sole discretion, may either fill a vacancy resulting from the Board's acceptance of a director's resignation or decrease the size of the Board to eliminate the vacancy.

What level of stockholder vote is needed to approve, in a non-binding, advisory vote, the compensation of our named executive officers?

Each share of our Common Stock is entitled to one vote with respect to the approval, in a non-binding, advisory vote, of the compensation of our named executive officers. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?

Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. The affirmative vote of holders of a majority in voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. The outcome of this proposal is advisory in nature and is non-binding.

What level of stockholder vote is needed to approve the 2014 Incentive Plan?

Each share of our Common Stock is entitled to one vote with respect to the approval of the 2014 Incentive Plan. The affirmative vote of holders of a majority in voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

        If you are a record holder, by:

  •
  voting at a later time by telephone or the Internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on April 23, 2014;

  •
  delivering a properly signed proxy card with a later date that is received at or prior to the Annual Meeting;

  •
  delivering written notice to our Corporate Secretary, provided such notice is received at or prior to the Annual Meeting:

    Earl H. Doppelt
    Walter Energy, Inc.
    3000 Riverchase Galleria
    Birmingham, Alabama 35244; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting.

  If you hold through a broker, bank or other nominee, by:

  •
  submitting voting instructions by contacting your bank, broker or other nominee; or

  •
  otherwise complying with the instructions provided by your bank, broker or other nominee.

Attendance at the Annual Meeting itself will not revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

The votes will be counted by Broadridge Financial Solutions, an independent tabulator appointed by the Board to act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

What happens if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver's license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned shares of our Common Stock as of the Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.

Failure to provide adequate proof that you are a stockholder may prevent you from being admitted to the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We have also hired Innisfree M&A Incorporated to assist in the facilitation and distribution of proxies. Innisfree will receive a fee of approximately $10,000, plus reasonable out-of-pocket costs and expenses for its services. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of ten members. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the ten individuals named in this Proposal for election as directors to serve on our Board. The director nominees for election are named below. Each nominee is currently a member of the Board and was elected by the stockholders at the 2013 Annual Meeting of Stockholders.

        Directors elected at the Annual Meeting will be elected to hold office until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

        Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company's business and the laws and stock exchange rules that govern its affairs. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees' individual biographies set forth on pages 7 to 11 of this Proxy Statement.

        Our Board is composed of active and former Chief Executive Officers, Presidents and Chief Financial Officers of major corporations and individuals with experience in international business, energy and natural resources, manufacturing, operations, finance, marketing and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States and Canada, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the New York and Toronto stock exchanges. In addition, many of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

        In addition to the information discussed in each of the director nominees' individual biographies, the Board also considered a number of competencies that it believes each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the business, institutions or the professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company's businesses and industry and a commitment of service to the Company and the Board.

        In selecting its slate of director nominees, the Board gave particular consideration to:

  •
  David R. Beatty's knowledge in the area of corporate governance based on his experience as a founding director of the Canadian Coalition for Good Governance, a non-profit organization that represents 46 members comprised of pension funds, mutual funds and money managers with over $2 trillion in assets under management, and as a founder of the Director's Education Program at the University of Toronto's Rotman School of Management, his having been awarded the highest civilian award in Canada as a champion of integrity in corporate governance and his service as Chairman of the Board of Directors of six publicly traded mining companies and as a director of three additional mining companies;

  •
  Mary R. Henderson's extensive directorship experience with large multinational and publicly traded companies in the energy, financial services and manufacturing industries, her knowledge and familiarity with board and committee oversight, financial reporting and risk management, as well as her 20-year tenure as President of large operating divisions within a global corporation;

  •
  Jerry W. Kolb's broad perspective in accounting and financial reporting matters and his extensive experience in audit, finance and compensation matters and executive management based on his 41-year career with the global accounting, tax and consulting firm now known as Deloitte & Touche LLP;

  •
  Patrick A. Kriegshauser's extensive experience in financial reporting, operations and executive management and particularly his accounting specialization in the coal mining industry;

  •
  Joseph B. Leonard's significant experience in executive management, operations, marketing, transportation, logistics and public affairs based on his career with major corporations serving large consumer and high tech commercial markets;

  •
  Graham Mascall's extensive commercial, financial, and transactional experience based on his career serving in senior management roles with both major multinational and smaller companies in the coal mining and other mining industries and investment banking firms;

  •
  Bernard G. Rethore's many years of experience, first in consulting for industry, the U.S. government and the United Nations and later in senior management with large, public, multinational manufacturing and mining corporations, his experience with international operations and markets and his recognized leadership in corporate governance, which can provide the Company valuable understanding of international business, government, corporate affairs, mergers and acquisitions, executive compensation, environment, health and safety and performance management;

  •
  Walter J. Scheller, III's significant knowledge of the coal mining industry as well as the leadership, executive management and operational experience that he is able to provide to the Board;

  •
  Michael T. Tokarz's significant experience in mergers and acquisitions, corporate finance, banking and executive management based on his having served as a member of a private merchant bank, a director of an investment company and a former general and administrative partner of Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts; and

  •
  A.J. Wagner's extensive and diverse experience in financial reporting, operations and executive management, which involved functional experience in auditing, marketing, operations, risk management, business and strategic planning, mergers and acquisitions as well as in lending and funding.

 NOMINEES FOR DIRECTOR

DAVID R. BEATTY, C.M., O.B.E.
Director since 2011
Member—Nominating and Corporate Governance Committee
                  Compensation and Human Resources Committee

Mr. Beatty, 71, has served as the Conway Director for the Clarkson Centre for Business Ethics & Board Effectiveness and the Professor of Strategic Management at the University of Toronto's Rotman School of Management since 1997. He was the former Managing Director of the Canadian Coalition for Good Governance, is Honorary Consul to Canada for the Government of Papua New Guinea and, in 1993, was awarded the Order of the British Empire (O.B.E.). In 2013, Mr. Beatty became a member of the Order of Canada, the highest civilian award in Canada, as a champion of integrity in corporate governance. Mr. Beatty received a Bachelor of Arts degree in Economics from the University of Toronto, Trinity College, Canada and was a Nuffield Scholar at the University of Cambridge, Queens' College, United Kingdom where he obtained a Master of Arts degree in Economics.

        During the last five years, Mr. Beatty has served as a director and Chairman of Inmet Mining Corporation, a Canadian-based global mining company that produces copper and zinc (2003-2013), FirstService Corporation, a global diversified provider of real estate services (2001-present), Bank of Montreal, an international retail banking, wealth management and investment banking firm (1992-2012), and Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2010-2011).

MARY R. "NINA" HENDERSON
Director since 2013
Member—Audit Committee
                  Environmental, Health and Safety Committee

Ms. Henderson, 63, is the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms in the consumer products and food industries where she has worked since 2001. She was previously a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson currently is a director of the Visiting Nurse Service of New York and the Foreign Policy Association and is a trustee of Drexel University. Ms. Henderson holds a Bachelor of Science degree from Drexel University.

        During the last five years, Ms. Henderson has served as a director of CNO Financial Group (2012-present), AXA Financial Inc. (1996-2011), Del Monte Foods Company (2002-2011), Pactiv Corporation (2000-2010) and Royal Dutch Shell plc and its predecessor company, The Shell Transport and Trading Company (2001-2009).

JERRY W. KOLB
Director since 2003
Chairman—Environmental, Health and Safety Committee
Member—Audit Committee

Mr. Kolb, 78, was a general partner and the Vice Chairman of Deloitte & Touche LLP ("Deloitte") from 1986 until his retirement in 1998. Deloitte (and its predecessor Deloitte Haskins & Sells) is a registered public accounting firm providing audit, consulting, financial advisory, risk management and tax services. In addition to his position as Vice Chairman, Mr. Kolb served as Chief Financial Officer of Deloitte from 1985 through 1992 and Chief Administrative Officer from 1985 through 1991. Mr. Kolb joined Deloitte in 1957. Mr. Kolb is a certified public accountant and received a Bachelor of Science degree in Accountancy with highest honors from the University of Illinois and a Master of Business Administration degree in Finance from DePaul University.

        During the last five years, Mr. Kolb has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

PATRICK A. KRIEGSHAUSER
Director since 2006

Chairman—Audit Committee
Member—Compensation and Human Resources Committee

Mr. Kriegshauser, 52, has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company, a specialty electrical and design firm, since February 2000. During 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal, Inc., a coal producer and marketer, last serving as Senior Vice President and Chief Financial Officer from 1996 through 2000. Mr. Kriegshauser is a certified public accountant and received a Bachelor of Science degree in Accounting from Missouri Central State University and a Master of Business Administration degree from Southern Illinois University.

        During the last five years, Mr. Kriegshauser has not served as a member of any other public company board.

JOSEPH B. LEONARD
Director since 2009, previously, from June 2005 to April 2007

Member—Audit Committee
                  Executive Committee

Mr. Leonard, 70, served as interim Chief Executive Officer of the Company from March 12, 2010 through April 1, 2011 and again from August 1, 2011 through September 11, 2011. Mr. Leonard previously served as Chairman of AirTran Holdings, Inc., an airline holding company, from 2007 until his retirement in June 2008. From 1999 through 2007, he served as Chairman and Chief Executive Officer of AirTran Holdings, Inc., with the additional title of President from 1999 through 2001. From 1993 to 1998, Mr. Leonard served in various executive positions with Allied Signal Aerospace, a diversified global technology and manufacturing leader of aerospace products, last serving as President and Chief Executive Officer of its Marketing, Sales and Service Divisions. Mr. Leonard received a Bachelor of Science degree in Aerospace Engineering from Auburn University.

        During the last five years, Mr. Leonard has served as a director of Air Canada, a full service airline company (2008-present), and Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present).

GRAHAM MASCALL
Director since 2011
Member—Environmental, Health and Safety Committee

Mr. Mascall, 67, served as Chief Executive Officer of Ncondezi Coal Company Ltd, an exploration and development company with coal assets in Mozambique, from December 2009 to June 2012, and from 2006 to 2009, Mr. Mascall served as Chief Executive Officer of Lubel Coal (UK) Ltd, a privately held coal development company active in the Ukraine. Prior thereto, Mr. Mascall held senior executive positions with Billiton plc and Outokumpu Metals and Resources International Limited and with investment banks such as Deutsche Morgan Grenfell and Barclays Bank. Mr. Mascall received a Mining Engineer degree from the Camborne School of Mines in Cornwall, United Kingdom and a Master of Engineering degree in Mineral Economics from McGill University, Montreal, Canada.

        During the last five years, Mr. Mascall has served as a director of Ncondezi Coal Company Ltd, an exploration and development company with coal assets in Mozambique (2009-present), Gemfields PLC, a colored gemstone producer (2009-present), London Mining plc, an iron ore development company (2010-2013), Western Coal Corp., a producer of high quality metallurgical and compliant thermal coal (2010-2011) and Caledon Resources plc, a coking coal producer in the Bowen Basin of Queensland, Australia (2003-2010).

BERNARD G. RETHORE
Director since 2002

Chairman—Nominating and Corporate Governance Committee
Member—Executive Committee

Mr. Rethore, 72, has been Chairman of the Board, Emeritus of Flowserve Corporation, a global manufacturer of pumps, valves, seals and components, since April 2000. From January 2000 to April 2000, he served as Flowserve Corporation's Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 through January 2000 and held the additional title of President from October 1998 to July 1999. In 1997 Mr. Rethore served as Chairman of BW/IP, Inc., a supplier of fluid transfer and control systems to the petroleum and power industries, also serving as President, Chief Executive Officer and a director from 1995 through 1997. From 1989 to 1995, Mr. Rethore held various senior positions with Phelps Dodge Corporation, a copper mining and metals and chemical manufacturer, including Senior Vice President of Phelps Dodge Corporation, member of its Senior Management Committee and President of Phelps Dodge Industries. He began his business career at McKinsey & Company, Inc., a general management consulting firm. During his career, Mr. Rethore has conducted business extensively throughout the U.S., Europe, Latin America and Asia. In 2008, Mr. Rethore was honored by the Financial Times' (FT) Outstanding Directors Exchange (ODX) as an outstanding Director of the Year. In 2012, he was designated a Board Leadership Fellow by the National Association of Corporate Directors (NACD). Mr. Rethore earned a Bachelor of Arts degree in Economics (Honors) from Yale University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, where he was a Joseph P. Wharton Scholar and Fellow.

        During the last five years, Mr. Rethore has served as a director of Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present) and Dover Corp., a manufacturer of a wide range of proprietary products world-wide (2001-present). He has also served as a director of Belden, Inc., a manufacturer of signal transmission products (1997-2012).

WALTER J. SCHELLER, III
Director since 2011

 Chief Executive Officer

Member—Executive Committee

Mr. Scheller, 53, was appointed the Company's Chief Executive Officer in September 2011 after having served approximately fifteen months as President and Chief Operating Officer of the Company's primary subsidiary, Jim Walter Resources, Inc. He joined Walter Energy from Peabody Energy Corporation, where he served as Senior Vice President—Strategic Operations from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at Consol Energy where he held a number of executive and operational roles, the last of which was Vice President—Operations. Mr. Scheller holds a Juris Doctor degree from Duquesne University, a Master of Business Administration degree from University of Pittsburgh—Joseph M. Katz Graduate School of Business and a Bachelor of Science degree in Mining Engineering from West Virginia University.

        During the last five years, Mr. Scheller has not served as a member of any other public company board.

MICHAEL T. TOKARZ
Director since 1987

 Chairman and Presiding Director

Member—Compensation and Human Resources Committee
                  Executive Committee
                  Nominating and Corporate Governance Committee

Mr. Tokarz, 64, has served as the Company's non-executive Chairman since December 2006. Since 2002, Mr. Tokarz has been a member of The Tokarz Group, LLC, a private merchant bank. Prior to this, from 1996, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. Mr. Tokarz received a Bachelor of Arts degree with high distinction in Economics and a Master of Business Administration degree in Finance from the University of Illinois. In 2007, Mr. Tokarz was honored by the Outstanding Directors Exchange (ODX) as an Outstanding Director of the Year.

        During the last five years, Mr. Tokarz has served as a director of Walter Investment Management Corp., a mortgage servicer and mortgage portfolio owner (2009-present), Mueller Water Products, Inc., a manufacturer and marketer of water infrastructure and flow control products (2006-present), MVC Capital, Inc., a registered investment company (2004-present), CNO Financial Group, Inc., an insurance provider (2003-present), IDEX Corporation, a manufacturer of engineered specialty industrial products (1987-present), and Dakota Growers Pasta Company, Inc., a manufacturer and marketer of dry pasta products (2004-2010).

A.J. WAGNER
Director since 2007

Chairman—Compensation and Human Resources Committee
Member—Environmental, Health and Safety Committee

Mr. Wagner, 63, served in various executive capacities for Ford Motor Company, a global automotive company, beginning in 1973, culminating in his appointment as President of Ford Motor Credit North America and Vice President of Ford Motor Company prior to his retirement in 2007. Mr. Wagner has served as President and CEO of AJ Wagner & Associates, LLC, a business consulting organization specializing in automotive, financial, lending and insurance advisory services since 2007. Mr. Wagner received a Bachelor of Science degree in Finance with highest honors from the University of Wisconsin and a Master of Business Administration degree from the University of Detroit.

        During the last five years, Mr. Wagner served as a director of Lithia Motors, Inc., an automotive company (2008-2009).

Required Vote for Election and Recommendation of the Board of Directors

        In an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting (a "majority vote"). In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting. A "contested election" is an election in which the number of nominees for director submitted in accordance with the Company's By-laws is greater than the number to be elected. A majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election. Under a majority voting standard, "abstentions" and broker non-votes are not counted as votes "for" or "against" a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

Our Board of Directors recommends that stockholders vote "FOR"
the election of each of the ten nominees for director named above.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")), and the related rules of the Securities and Exchange Commission (the "SEC"), we are including in these proxy materials a proposal for stockholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed on pages 41 to 73 of this Proxy Statement.

        The guiding principle of our executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2013 compensation of our named executive officers.

        The text of the resolution in respect of this proposal is as follows:

        "Resolved that the compensation paid to the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved."

Required Vote for Approval and Recommendation of the Board of Directors

        Because this vote is advisory and not binding on the Board of Directors, the Board and the Compensation and Human Resources Committee (the "Compensation Committee") will review and consider the voting results, as well as other communication from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs. The affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote as instructed by the beneficial owner of the shares on this proposal.

Our Board of Directors recommends that
stockholders vote "FOR" the approval of the compensation of our named executive officers.

 PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2014. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year.

        One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

        The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 will be ratified if approved by the affirmative vote of holders of a majority in voting power of the Company's shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter. Abstentions from voting will have the same effect as a vote against this proposal. Brokers, as nominees for the beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Our Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of the independent registered public accounting firm.

 PROPOSAL 4—APPROVAL OF THE WALTER ENERGY, INC. 2014 LONG-TERM
INCENTIVE PLAN

        Stockholders are being asked to consider and approve a proposal to adopt a new long-term incentive plan to be named the Walter Energy, Inc. 2014 Long-Term Incentive Plan (the "2014 Incentive Plan"). The 2014 Incentive Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors and consultants in a manner intended to properly incentivize such individuals by aligning their interests with the interests of the Company's stockholders. As described below, the 2014 Incentive Plan will, among other things, increase the number of shares of Common Stock available for equity-based incentive awards by 3,920,088 shares.

        In recent years, the Company has granted equity-based incentive awards under its Amended and Restated 2002 Long-Term Incentive Award Plan, as amended from time to time (the "2002 Award Plan"). However, we only have 379,912 shares remaining under the 2002 Award Plan as of February 26, 2014. Unless the 2014 Incentive Plan is approved, the Company will have insufficient shares remaining available for future grants under its 2002 Award Plan to make equity grants at a level that would be commensurate with competitive market practice and enable the Company to align pay opportunity with stockholder value. If stockholders approve the 2014 Incentive Plan, the number of shares remaining available under the 2002 Award Plan plus an additional 3,920,088 shares, for a total of 4,300,000 shares will become available for issuance pursuant to new awards under the 2014 Incentive Plan and no new awards will be granted under the 2002 Award Plan (although awards previously granted under the 2002 Award Plan will remain outstanding thereunder pursuant to the terms thereof).

        The total number of shares issuable under awards the Company has granted under the 2002 Award Plan, as a percentage of our annual weighted average Common Stock outstanding (commonly referred to as the "burn rate") has been on average 0.50% over the last three completed fiscal years, which is below the ISS industry cap of 2.85%. As applicable for the award, this calculation is based on the number of shares issuable at the target level of performance under awards as of the dates they were granted. In addition to burn rate, many investors look at the effect of dilution. Assuming all 4,300,000 shares of Common Stock of the Company to be available under the new 2014 Incentive Plan pursuant to this proposal were fully dilutive as of February 26, 2014, the dilutive effect on all outstanding shares would be approximately 9.25%. This dilution level includes, as of February 26, 2014, 1,286,153 options outstanding (with a weighted average exercise price of $28.39 and weighted average term of 7.56 years) and 775,930 shares of full value awards outstanding.

        The principal purpose of the proposed 2014 Incentive Plan is to facilitate the ability to grant contemplated long-term performance awards to key employees of the Company. We expect that, if the 2014 Incentive Plan is approved by our stockholders, the additional shares will be sufficient to allow us to make equity-based incentive awards under the 2014 Incentive Plan in the amounts we believe are necessary for the next four years based on our 2013 and historical equity usage.

        The Company's Board of Directors has approved the adoption of the 2014 Incentive Plan and, if the 2014 Incentive Plan is approved by stockholders at the Annual Meeting, it will become immediately effective as of the date of the Annual Meeting. If shareholders do not approve the 2014 Incentive Plan, annual incentive compensation awards with respect to the 2014 fiscal year that have been contingently granted under the 2014 Incentive Plan, will be canceled.

        Approval by stockholders of the 2014 Incentive Plan is intended to satisfy the requirement of disclosure and approval of the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m) of the Code, and the material terms of the plan for such compensation are approved by stockholders.

        For a discussion of the 2014 Incentive Plan, see "Material Features of the 2014 Incentive Plan" below. The 2014 Incentive Plan is set forth in Annex A hereto.

        The Company's Board of Directors has approved the adoption of the 2014 Incentive Plan and recommends that stockholders vote for the approval of the 2014 Incentive Plan.

Material Features of the 2014 Incentive Plan

        The following is a brief summary of the material features of the 2014 Incentive Plan. Because this is only a summary, it does not contain all of the information about the 2014 Incentive Plan that may be important to you and is qualified in its entirety by the full text of the 2014 Incentive Plan as set forth in Annex A hereto.

Purpose

        The purpose of the 2014 Incentive Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company's stockholders. Awards granted pursuant to the 2014 Incentive Plan consist of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance compensation awards denominated in cash or in stock (collectively, the "Awards"). All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2014 Incentive Plan if they are selected by the Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee") to participate in the 2014 Incentive Plan (any such individual, a "Participant"). For the fiscal year ended December 31, 2013, approximately 156 employees, 9 directors (includes non-employee directors only) and no consultants were selected by the Compensation Committee to participate in the 2002 Award Plan. The Company anticipates that future participation by employees and directors under the 2014 Incentive Plan will be at levels similar to their past participation under the 2002 Award Plan.

Administration

        The 2014 Incentive Plan is generally administered by the Compensation Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each intended to be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, "outside directors" within the meaning of Section 162(m) of the Code, and "independent directors" within the meaning of the applicable rules, if any, of any national securities exchange on which shares of Common Stock of the Company are listed or admitted to trading; provided, however, that any action permitted to be taken by the Compensation Committee may be taken by the Board of Directors if no such Compensation Committee or subcommittee thereof exists.

Awards

        Awards are determined ("granted") by the Compensation Committee and are subject to the terms and conditions stated in the 2014 Incentive Plan and to such other terms and conditions, not inconsistent therewith as the Compensation Committee determines.

Options

        The Compensation Committee may grant non-qualified stock options and incentive stock options ("ISOs") under the 2014 Incentive Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2014 Incentive Plan; provided, that all stock options granted under the 2014 Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of the Company's Common Stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as ISOs must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an ISO, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the 2014 Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as ISOs, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of Common Stock is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to the Company, to the extent permitted by law (1) in cash, check, cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (including, pursuant to procedures approved by the Compensation Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (2) by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the exercise price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered (including telephonically to the extent permitted by the Compensation Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the option and to deliver promptly to the Company an amount equal to the exercise price; or (C) a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an option that are needed to pay the exercise price and all applicable required withholding and any other applicable taxes. Any fractional shares of Common Stock will be settled in cash.

Stock Appreciation Rights

        The Compensation Committee may grant stock appreciation rights ("SARs") with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2014 Incentive Plan. Generally, each SAR will entitle the Participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Compensation Committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of Common Stock, over (B) the strike price per share, times (2) the numbers of shares of Common Stock covered by the SAR. The strike price per share of an SAR will be determined by the Compensation Committee at the time of grant but in no event may such amount be less than the fair market value of a share of Common Stock on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted Awards). The Compensation Committee may in its sole discretion substitute, without the consent of the holder or beneficiary of such SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Compensation Committee) for non-qualified stock options.

Restricted Shares and Restricted Stock Units

        The Compensation Committee may grant restricted shares of the Company's Common Stock or restricted stock units ("RSUs") representing the right to receive, upon the expiration of the applicable restricted period, one share of Common Stock for each RSU, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of the Company's Common Stock, subject to the other provisions of the 2014 Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of Common Stock, including, without limitation, the right to vote such restricted shares of Common Stock (except, that if the lapsing of restrictions with respect to such restricted shares of Common Stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of Common Stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse). Restricted shares and RSUs that are settled in shares of Common Stock will generally be subject to three-year minimum vesting conditions and pro rata vesting.

Other Stock-Based Awards

        The Compensation Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in shares of Common Stock (including, without limitation, performance shares or performance units), under the 2014 Incentive Plan. Other stock-based awards that are settled in shares of Common Stock will generally be subject to three-year minimum vesting conditions and pro rata vesting.

Performance Compensation Awards

        If a performance compensation Award, which may be denominated in cash or in stock, is granted under the 2014 Incentive Plan, it may be granted in a manner that would cause the Award to be deductible by the Company under Section 162(m) of the Code. To that end, performance compensation Awards intended to be deductible under Section 162(m) of the Code must be based on the attainment by the Company of written performance goals approved by the Compensation Committee. Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Compensation Committee will establish the objective performance goals for each Participant. The performance goals will be based on one or more of the following criteria: (1) net earnings, net income (before or after taxes) or consolidated net income; (2) basic or diluted earnings per share (before or after taxes); (3) net revenue or net revenue growth; (4) gross revenue or gross revenue growth, gross profit or gross profit growth; (5) net operating profit (before or after taxes); (6) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (7) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (8) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (9) gross or net operating margins; (10) productivity ratios; (11) share price (including, but not limited to, growth measures and total stockholder return); (12) expense targets or cost reduction goals, general and administrative expense savings; (13) operating efficiency or safety measures; (14) objective measures of customer/client satisfaction; (15) working capital targets; (16) measures of economic value added or other 'value creation' metrics; (17) enterprise value; (18) sales; (19) stockholder return; (20) customer/client retention; (21) competitive market metrics; (22) employee retention; (23) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (24) comparisons of continuing operations to other operations; (25) market share; (26) cost of capital, debt leverage year-end cash position or book value; (27) strategic objectives; (28) unit costs, total costs, production measures, sales price or (29) any combination of the foregoing.

        Prior to the payment of any such Award, the Compensation Committee will certify that the applicable performance goals have been met. In connection with such certification, the Compensation Committee may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Compensation Committee. Payment of an Award to a Participant will occur only after such certification and will be made as determined by the Compensation Committee in its sole discretion after the end of such performance period.

Effect of Certain Events on 2014 Incentive Plan and Awards

        In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a change in control, as defined in the 2014 Incentive Plan) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a change in control) affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Compensation Committee in its sole discretion to be necessary or appropriate, then the Compensation Committee must make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of: (1) adjusting any or all of (A) the share limits applicable under the 2014 Incentive Plan with respect to the number of Awards which may be granted under the 2014 Incentive Plan; (B) the number of shares of Common Stock or other securities which may be delivered in respect of Awards or with respect to which Awards may be granted under the 2014 Incentive Plan and (C) the terms of any outstanding Award, including, without limitation, (i) the number of shares of Common Stock subject to outstanding Awards or to which outstanding Awards relate; (ii) the exercise price or strike price with respect to any Award; or (iii) any applicable performance measures; (2) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for Participants to exercise outstanding Awards prior to the occurrence of such event; and (3) cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Compensation Committee (which, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of Common Stock subject to the option or SAR over the aggregate exercise price thereof. In such event, the Compensation Committee may cancel any stock option or SAR for no consideration if the fair market value of the shares subject to such option or SAR is less than or equal to the aggregate exercise price or strike price of such stock option or SAR.

Limitations

        The 2014 Incentive Plan provides that (1) no more than 4,300,000 shares of Common Stock will be available for Awards under the 2014 Incentive Plan (the "Absolute Share Limit"), provided that (x) any shares of Common Stock subject to such Awards other than options or SARs will be counted against this limit as 1.47 shares of Common Stock for every one (1) share of Common Stock granted, and (y) any shares of Common Stock subject to such Awards of options or SARs will be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted; (2) grants of options or SARs under the 2014 Incentive Plan in respect of no more than 1,500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company; (3) no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of ISOs granted under the 2014 Incentive Plan; (4) no more than 500,000 shares of Common Stock may be issued in respect of performance compensation awards denominated in shares of

Common Stock granted pursuant to the 2014 Incentive Plan to any individual Participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year), or if such share denominated performance compensation award is paid in cash, other securities, other Awards or other property, no more than the fair market value of such shares of Common Stock on the last day of the performance period to which such Award relates; (5) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, will not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year); and (6) the maximum amount that can be paid to any individual Participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year) pursuant to a performance compensation award denominated in cash will be $3,000,000.

        The number of shares covered by Awards granted under the 2014 Incentive Plan that expire, terminate or are canceled or forfeited for any reason whatsoever, will be available for future grants under the 2014 Incentive Plan.

Amendment and Termination

        The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2014 Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the 2014 Incentive Plan or for changes in Generally Accepted Accounting Principles to new accounting standards, (2) it would materially increase the number of securities which may be issued under the 2014 Incentive Plan (except for increases in connection with certain corporate events) or (3) it would materially modify the requirements for participation in the 2014 Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award will not to that extent be effective without such individual's consent.

        The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected Participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any Participant with respect to such Award; provided, that without stockholder approval, except as otherwise permitted in the 2014 Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (2) the Compensation Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or SAR, and (3) the Compensation Committee may not take any other action which is considered a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the Company's securities are listed or quoted.

Nontransferability of Awards

        An Award will not be transferable or assignable by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate. However, the Compensation Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred, including a transfer to a Participant's family members, any trust established solely for the benefit of a Participant or such Participant's family members, any partnership or limited liability company of which a Participant, or a Participant and a Participant's family members, are the sole member(s), or a beneficiary to whom donations are eligible to be treated as "charitable contributions" for tax purposes.

Dividends and Dividend Equivalents

        The Compensation Committee in its sole discretion may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, on such terms and conditions as may be determined by the Committee in its sole discretion; provided, that no dividends, dividend equivalents or other similar payments will be payable in respect of outstanding (1) options or SARs or (2) unearned performance compensation awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

Clawback/Forfeiture

        An Award agreement may provide that the Compensation Committee, may in its sole discretion, cancel such Award if the Participant has engaged in or engages in any "detrimental activity." The Compensation Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any detrimental activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Compensation Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant will be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

Certain United States Federal Income Tax Consequences

Stock Options

        An employee to whom an ISO that qualifies under Section 422 of the Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

        When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

        An employee to whom an option that is not an ISO (a "non-qualified option") is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee's gross income, and the employee's holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and the regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock

        Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an Award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of Common Stock on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant's tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant's holding period will commence on the date on which the restrictions lapse.

        A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted stock to recognize ordinary income on the date of the Award based on the fair market value of Common Stock on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee's holding period for such restricted stock for tax purposes will commence on the date after such date.

        With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Restricted Stock Units

        A Participant to whom an RSU is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes "vested" due to retirement eligibility or otherwise). Upon delivery of shares of Common Stock in respect of an RSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of Common Stock on the date on which the Common Stock is delivered, multiplied by (y) the number of shares of Common Stock delivered.

Other Stock-based Awards

        With respect to other stock-based Awards paid in cash or Common Stock, Participants will generally recognize income equal to the fair market value of the Award on the date on which the Award is delivered to the recipient.

Code Section 409A

        Section 409A of the Code ("Section 409A") generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain Awards that may be granted under the 2014 Incentive Plan may constitute "deferred compensation" within the meaning of and subject to Section 409A. While the Compensation Committee intends to administer and operate the 2014 Incentive Plan and establish terms (or make required amendments) with respect to Awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an Award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Compensation Committee may amend the 2014 Incentive Plan and outstanding Awards to preserve the intended benefits of Awards granted under the 2014 Incentive Plan and to avoid the imposition of an additional tax under Section 409A.

General

        Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of Common Stock is subject to applicable tax withholding as required by law.

        The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other Awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

New Plan Benefits

        Beginning with fiscal 2014, annual cash incentive compensation is being awarded under the 2014 Incentive Plan as performance compensation awards denominated in cash. The annual cash incentive compensation plan is designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Code and contains a formula that is used to determine the maximum amount of annual bonus awards that could be paid to our named executive officers and be fully tax-deductible. The performance goal established under the 2014 Incentive Plan for 2014 is 5% of the Company's EBITDA (defined as earnings before interest, taxes, depreciation and amortization), which amount, to the extent earned in accordance with the terms of the 2014 Incentive Plan, will serve as the bonus pool from which payments under the 2014 Incentive Plan may be made. However, the Compensation Committee, as it has done historically, may exercise discretion to reduce the bonus pool and the individual awards payable thereunder based on the achievement of specified performance metrics.

        The actual amount that will be received under the 2014 Incentive Plan, assuming stockholder approval of the 2014 Incentive Plan, for awards that have been contingently granted by the Compensation Committee is not currently determinable. The table below discloses, based on the assumptions contained in the footnotes thereto, awards that could potentially be received if the 2014 Incentive Plan, and the awards made thereunder, had been in effect for fiscal 2013.

 Annual Cash Incentive Compensation Plan

Name and Position	Dollar Value ($)
Walter J. Scheller, Chief Executive Officer	(1)
William J. Harvey, Executive Vice President and Chief Financial Officer	(1)
Michael T. Madden, Senior Vice President and Chief Commercial Officer	(1)
Earl H. Doppelt, Executive Vice President, General Counsel and Secretary	(1)
Daniel P. Cartwright, President, Canadian Operations	(1)
Executive Group (all current executive officers as a group)	(1)(2)
Non-Executive Director Group	(3)
Non-Executive Officer Employee Group	(3)

(1)
For the awards contingently granted by the Compensation Committee, assuming stockholder approval of the 2014 Incentive Plan and assuming the same actual performance as in fiscal 2013, the Compensation Committee would have the ability to award approximately $1,792,800 to Mr. Scheller, $1,075,680 to Mr. Harvey and $896,400 to each of Messrs. Madden, Doppelt and Cartwright. However, the Compensation Committee has consistently used its discretion to award amounts less than the maximum allowable amount to these participants under the existing annual cash incentive plan.

(2)
In addition to the named executive officers identified in footnote (1) above, there are two additional current executive officers who are eligible to participate in the annual cash incentive plan: Messrs. Donnelly and Lynch. If each additional executive officer was awarded the maximum potential award, assuming the same actual performance as in fiscal 2013, the aggregate amount payable to such executive officers would be approximately $896,400 to Mr. Donnelly and $717,120 to Mr. Lynch. However, as noted above, the Compensation Committee has consistently used its discretion to award amounts less than the maximum allowable amount payable under the existing annual cash incentive plan.

(3)
There are no non-executive directors or non-executive officer employees who are participants in the annual cash incentive plan.

 Equity Compensation Plan Information

        The following table provides information as of December 31, 2013, with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance. The closing price of the Company's Common Stock reported on the NYSE on December 31, 2013 was $16.63.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders:
2002 Long-term Incentive Award Plan	958,689	$32.44	1,488,364
1995 Long-term Incentive Stock Plan	9,788	$7.44	—
1996 Employee Stock Purchase Plan	—	—	649,445
Equity compensation plans not approved by security holders:	—	—	—

Total	968,477		2,137,809

(1)
Includes 754,469 shares issuable pursuant to outstanding options and 214,008 shares issuable pursuant to outstanding restricted stock units, exclusive of shares that could be issuable under grants of performance-vesting restricted stock units.

Required Vote for Approval and Recommendation of the Board of Directors

        Each share of our Common Stock is entitled to one vote with respect to the approval of the 2014 Incentive Plan. The affirmative vote of holders of a majority in voting power of the Company's shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered to determine the outcome of this proposal. Abstentions from voting will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owner, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owner of the shares.

Our Board of Directors recommends that stockholders vote
"FOR" approval of the 2014 Incentive Plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

        The Board of Directors has general oversight responsibility for the Company's affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company's Amended and Restated Certificate of Incorporation (the "Charter"), By-laws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the Board and by stockholders to oversee the management and strategic objectives of the Company's businesses to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

        Under our By-laws, the number of directors on our Board is fixed at not less than five nor more than 13, and may be increased or decreased from time to time by resolution of our Board. Currently the Board is comprised of ten members. Our Board is elected annually, and each elected director will continue to serve until the next Annual Meeting and until his or her successor has been elected and qualified.

        Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. Directors to be nominated by the Company for election at the annual stockholders' meeting each year are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms, candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.

        The Nominating and Corporate Governance Committee has no specific requirements regarding diversity or age with respect to prospective nominees, but rather considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board's committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee's independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company's businesses and industry and the prospective nominee's ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board or the stockholders, as applicable, should elect the new director.

Process for Stockholders to Recommend Director Nominees

        A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective nominee should notify the Company's Secretary in writing by delivering a notice that contains the information specified in Article I, Section 2 of the Company's By-laws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. For a description of the procedures to be followed, see "Other Matters—2015 Stockholder Proposals or Nominations" on

page 80 and the Company's By-laws. The Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating director nominees by whomever recommended such nominees. It is the Nominating and Corporate Governance Committee's general policy to welcome and consider any and all recommendations. The Company's By-laws, Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com, set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

        The Board does not have a policy as to whether the role of Chairman and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Nominating and Corporate Governance Committee may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman. The Corporate Governance Guidelines provide that the Board may establish the position of "lead" director or "presiding" director, who shall be an independent director and be elected by a majority of the independent directors.

        Since 2006, the roles of the Chairman and the Company's Chief Executive Officer have been held separately. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Tokarz serves as non-executive Chairman, and Mr. Scheller serves as Chief Executive Officer. As the non-executive Chairman, Mr. Tokarz acts as the key liaison with the Chief Executive Officer, assists in setting the agenda for, and presides over, all meetings of the Board and the executive sessions of the independent directors, communicates the Board of Directors' feedback to the Chief Executive Officer and presides over all meetings of stockholders.

Director Independence

        Our Corporate Governance Guidelines provide that a substantial majority of the Board's directors shall be determined independent under applicable criteria established by the NYSE and the SEC. These Corporate Governance Guidelines also provide that the Board, with the assistance of the Nominating and Corporate Governance Committee, shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each such director's independence. The Board has determined that all of the Company's directors and director nominees, other than Mr. Scheller, have no material relationship with the Company and are independent under applicable NYSE criteria. Mr. Scheller serves as the Company's Chief Executive Officer and has not served and does not serve on the Company's Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee.

        The Board monitors and reviews at least once annually the commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with applicable rules under the NYSE, SEC and the Code.

        Each year, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the Company's independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. If a director has or had a relationship with an organization which made or received payments from the Company, information regarding the amount of such payments is provided to the Nominating and Governance Committee. The Nominating and Governance Committee then determines whether the amount of any such payments requires, pursuant to the applicable independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director's independence and makes a recommendation to the Board regarding the director's independence.

        The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC, and each qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Audit Committee charter provides that no member of the Audit Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. No Audit Committee member currently serves on the audit committees of more than three public companies, including the Company.

        The Board has also determined that each member of the Compensation Committee is a "non-employee director" under the requirements of Rule 16b-3 under the Exchange Act and an "outside director" under Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2013, members who served on our Compensation Committee included Messrs. Beatty, Kriegshauser, Tokarz and Wagner.

        No member of our Compensation Committee during 2013 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

        None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or its Compensation Committee during 2013.

Certain Relationships and Related Person Transactions

        The Board has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company and related persons as defined in the policy. The related person transaction policy requires:

  •
  that any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a "related person transaction," and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee designated by the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board; and

  •
  that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee for its approval.

        In connection with the review and approval or ratification of a related person transaction:

  •
  the designated committee or disinterested directors, as applicable, are to be provided with the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related person transaction;

  •
  the designated committee or disinterested directors, as applicable, are to be advised as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction; and

  •
  the designated committee or disinterested directors, as applicable, be advised whether the related person transaction will be required to be disclosed in the Company's SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules.

        In addition, the related person transaction policy provides that, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, the designated committee or disinterested directors, as applicable, should consider whether such transaction would compromise the director or director nominee's status as an "independent," "outside," or "non-employee" director, as applicable, under the rules and regulations of the SEC, NYSE and the Code.

        During 2013, we did not enter into any transactions with related persons that required review, approval or ratification under the related person transaction policy.

Board Meetings

        During the year ended December 31, 2013, there were 14 meetings of the Board. In 2013, each director attended at least 93% of all Board and committee meetings on which he or she served (during the period he or she was a member).

Annual Meeting Attendance

        The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all of the directors standing for election attended the Annual Meeting.

The Board's Role in Risk Management

        Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company's risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Each quarter, the Board of Directors receives presentations from senior management on matters involving the Company's operations and considers the risks related to strategies and business plans.

        In addition, our Board committees consider the risks within their respective areas of responsibility. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses with management policies with respect to risk assessment and risk management. Additionally, a financial risk assessment is presented to the Audit Committee annually which is used to develop the internal audit plan for the coming year. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs and reviews and discusses with management the Company's compensation policies and practices and management's assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and Board committee organization, membership and structure, succession planning and corporate governance matters. The Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities with respect to risks associated with environmental, health and safety issues.

Business Ethics and Code of Conduct

        The Board has adopted a Business Ethics and Code of Conduct ("Code of Conduct"), which is applicable to all of the Company's officers (including the Company's principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Company also has made available an Ethics Hotline, operated by an independent third party provider, where employees may anonymously report violations or suspected violations of the Code of Conduct. The Board, the Nominating and Corporate Governance Committee and the Audit Committee, as applicable, regularly review the Code of Conduct and approve changes as deemed appropriate. If the Board grants any waivers from our Code of Conduct to any of our directors or officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through the "Investors" page of our website on a timely basis. The Code of Conduct can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com.

Stock Ownership by Directors

        Our Board of Directors is committed to stock ownership as a means to align the Company's performance with the long-term interests of the stockholder. Each non-employee director is expected to own shares of our Common Stock with a value of four times the annual cash retainer for non-employee directors. Each share of Common Stock owned by such director is deemed to have a value equal to the greater of (1) the per share trading price of our Common Stock as of the date the applicable share was acquired by the director or (2) the per share trading price of our Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. Stock ownership requirements are expected to be met within five years following the director's first election to the Board, or February 27, 2014, whichever is later. With the exception of Mr. Mascall and Ms. Henderson, each of our current non-employee directors met the stock ownership requirements as of December 31, 2013. Mr. Mascall was elected to the Board in April 2011 and has until April 2016 to meet the stock ownership requirements. Ms. Henderson was appointed to the Board in February 2013 and has until February 2018 to meet the stock ownership requirements. Stock ownership levels for our employee directors and senior management can be found in the Executive Compensation section of this Proxy Statement.

Hedging and Pledging in Company Securities

        We have adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our common stock. In addition, none of our directors has pledged the Company's securities as collateral for a loan.

Communication with the Board

        The Company has several means for stockholders and others to communicate with the Board and other members of the Company, which are described in the Company's Code of Conduct and Corporate Governance Guidelines, each of which can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com.

        Stockholders may also communicate with the Company through its Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama, 35244, by calling Investor Relations at (205) 745-2000 or by sending an e-mail to investorrelations@walterenergy.com.

Board Committees and Charters

        The Board currently has five standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee, (4) the Environmental, Health & Safety Committee and (5) the Executive Committee. From time to time, the Board may also create ad hoc or special committees for certain purposes in addition to the five standing committees.

        Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found on the corporate governance section of the "Investors" page of our website at www.walterenergy.com. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may engage outside experts, advisers and counsel to assist the committee in its work.

        The Audit Committee Charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence and financial literacy requirements of the SEC and NYSE. These requirements dictate that all Audit Committee members must be financially literate and at least one member of the Audit Committee shall be an "audit committee financial expert" in compliance with the criteria established by the SEC and NYSE.

        The Compensation Committee Charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards and must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code.

        The Nominating and Corporate Governance Committee Charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the independence requirements mandated by the NYSE listing standards.

        Below is a summary of the current membership and general functions of each respective committee.

Committee and Current Membership	Committee Functions
Audit Committee Patrick A. Kriegshauser, Chairman Mary R. Henderson Jerry W. Kolb Joseph B. Leonard Meetings in 2013: 14 meetings

Each member of the Audit Committee satisfies the independence and financial literacy requirements of the SEC and NYSE, and each member also qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the SEC.

The primary duties of the Audit Committee are to:

•

assist the Board in fulfilling its responsibility to the Company relating to the Company's financial reporting process and systems of internal controls and determine whether the Company's financial systems and reporting practices are in accordance with applicable requirements;

•

approve services and fees of the Company's independent auditors and monitor the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee;

•

review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Exchange Act reports, as well as the Company's earnings press releases and information related thereto;

•

discuss with management and our independent auditors our risk-assessment and risk-management guidelines and policies as well as our major financial risk exposures and the steps taken to monitor and control such exposures;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and oversee the performance of our internal audit function; and

•

prepare a report to be included in the annual proxy statement and provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

The Audit Committee has adopted procedures in its charter for pre-approving audit and permitted non-audit services provided by the Company's independent auditors and may delegate this authority to one or more of its members, provided that such member reports to the Audit Committee at its next meeting with regard to any pre-approval. In approving audit services, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence and also considers whether the independent auditors are able to provide the most effective services, for reasons such as familiarity with the Company's current and past business, accounting systems and internal operations, and whether the services enhance the Company's ability to manage or control risks and improve audit quality.

Committee and Current Membership	Committee Functions
Compensation and Human Resources Committee A.J. Wagner, Chairman David R. Beatty Patrick A. Kriegshauser Michael T. Tokarz Meetings in 2013: 5 meetings

Each member of the Compensation Committee satisfies the independence requirements of the NYSE, qualifies as an "outside director" under the regulations to Section 162(m) of the Code and is a "non-employee director" as defined under Rule 16b-3 under the Exchange Act.

The primary duties of the Compensation Committee are to:

•

establish, review and monitor the Company's overall compensation policies, plans and practices, review and approve annual compensation for the Company's executive officers and recommend director compensation to the Board;

•

establish and maintain the Company's equity compensation policies and practices; review and make recommendations to the Board with respect to the Company's incentive compensation, equity-based plans and pension plans; oversee the administration of the Company's equity-based compensation plans; and review and approve all equity compensation plans that are not otherwise subject to stockholder approval;

•

approve the terms of employment, retention and severance arrangements for executive officers, including change in control agreements;

•

review the Company's compensation policies and practices for all employees and discuss with management whether such compensation policies and practices incentivize unnecessary and excessive risk taking;

•

review and discuss the Compensation Discussion and Analysis with management and make a recommendation to the Board with respect to inclusion of the Compensation Discussion and Analysis in the annual proxy statement; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

The Compensation Committee has expertise in, among other things, evaluating overall compensation policies, plans and practices, as well as setting compensation for executive officers; overseeing and administering equity compensation plans; and establishing employment, retention and severance arrangements for executive officers.

The Compensation Committee uses the services of an independent compensation consultant to assist in its oversight of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant is intended to provide additional assurance that the Company's executive compensation programs are reasonable and consistent with the Company's objectives. The Compensation Committee's consultant reports directly to the Compensation Committee and does not perform services for management without express approval of the Compensation Committee. The consultant regularly participates in Compensation Committee meetings, including executive sessions, and advises the Compensation Committee with respect to compensation trends and provides competitive market information to assist the Compensation Committee in its planning and designing of individual compensation awards.

Committee and Current Membership	Committee Functions

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see "Compensation of Directors" beginning on page 35, "Compensation Discussion and Analysis—Role of Management in Compensation Decisions," on page 43 and "Compensation Discussion and Analysis—Role of Compensation Consultants in Compensation Decisions" beginning on page 43.

Nominating and Corporate Governance Committee Bernard G. Rethore, Chairman David R. Beatty Michael T. Tokarz Meetings in 2013: 5 meetings

Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE.

The primary duties of the Nominating and Corporate Governance Committee are to:

•

oversee Board selection, composition and evaluation, including the making of recommendations regarding the size and composition of the Board, the identification of qualified candidates and recommendation to the Board of candidates for Board membership and the annual evaluation of overall Board effectiveness;

•

manage the committee selection and composition process, including the making of recommendations to the Board for members and the chairs of these committees and the establishment, monitoring and making of recommendations for the purpose, structure and operations of these committees and, as may be appropriate, the creation or elimination of additional committees;

•

monitor and oversee corporate governance matters, including reviews and recommendations regarding our constituent documents and Corporate Governance Guidelines and monitoring of new developments in the area of corporate governance; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Environmental, Health & Safety Committee Jerry W. Kolb, Chairman Mary R. Henderson A.J. Wagner Graham Mascall Meetings in 2013: 4 meetings	The primary duties of the Environmental, Health & Safety Committee are to:

•

review, monitor and discuss with management the status of environmental, health and safety issues, including compliance with applicable laws and regulations;

•

review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with various environmental, health and safety laws, regulations and rules and assess the effectiveness of the Company's health, safety and environmental policies, programs and initiatives;

Committee and Current Membership	Committee Functions

•

review assessments of and discuss with management the Company's material environmental, health and safety risks and the Company's implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

•

provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Executive Committee Joseph B. Leonard Bernard G. Rethore Walter J. Scheller, III Michael T. Tokarz No Meetings in 2013

The primary duty of the Executive Committee is to exercise those powers of the Board as delegated by the Board with respect to the management of the business and affairs of the Company when it is not practical for the full Board to meet to review or act upon a matter. The Executive Committee may not exercise powers or authority delegated to any other committee of the Board or any power limited by the Company's organizational documents, law, rule or regulation then in effect. The Executive Committee is required to provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Corporate Governance Resources

        The Company maintains a corporate governance link on the "Investors" page of its website at www.walterenergy.com that includes information about corporate governance. The following documents are currently included on the website:

  •
  Charter;

  •
  By-laws;

  •
  Corporate Governance Guidelines;

  •
  Business Ethics and Code of Conduct;

  •
  Insider Trading Policy;

  •
  Anti-Bribery and Anti-Corruption Law Compliance Policy; and

  •
  Charters of each of the standing committees of the Board.

        Stockholders may also request free print copies of these documents as well as the Company's Proxy Statement and Annual Report by writing to the Corporate Secretary, Earl H. Doppelt, Walter Energy, Inc., 3000 Riverchase Galleria, Birmingham, Alabama 35244.

COMPENSATION OF DIRECTORS

        The Compensation Committee evaluates and recommends to the Board the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board of Directors.

        In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant's access to external market data to determine the pay practices of similarly situated companies in respect of their directors. The Compensation Committee uses the data prepared and presented by the outside compensation consultant as a reference point or guideline in determining director fees and equity awards and then makes a recommendation to the Board.

        Director compensation is reviewed annually to determine the appropriateness of the components, amounts and form of compensation. The Board of Directors, upon recommendation of the Compensation Committee, set compensation paid to our non-employee directors for 2013 as set forth below. The Compensation Committee recommended and the Board agreed that compensation for non-employee directors would not be increased during 2013. The next review of director compensation is scheduled for the latter half of 2014.

  •
  $55,000 annual base retainer (our Chairman receives twice this amount);

  •
  $1,500 Board meeting fee for each meeting attended;

  •
  $1,500 committee meeting fee for each committee meeting attended;

  •
  $15,000 annual retainer for the chairman of our Audit Committee;

  •
  $10,000 annual retainer for the chairman of our Compensation Committee;

  •
  $5,000 annual retainer for the chairman of our Nominating and Corporate Governance Committee, Executive Committee and Environmental, Health & Safety Committee; and

  •
  a grant of equity-based compensation having an economic value of $85,000, split equally in the form of non-qualified stock options and restricted stock units (our Chairman receives twice this amount).

        Equity compensation is typically awarded to our non-employee directors upon initial appointment to the Board and annually upon election to the Board of Directors. A non-employee director initially appointed to the Board will receive a grant of equity-based compensation having an economic value of $85,000, prorated based on the number of months from the director's initial appointment until the next annual equity grant, and will receive an annual base retainer of $55,000, prorated based on the number of fiscal quarters from the director's initial appointment until the next annual meeting at which such director is elected.

        In addition to the compensation described above, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs.

        Non-employee directors are awarded equity under the Company's Amended and Restated 2002 Long-Term Incentive Award Plan, as it may be amended from time to time (the "2002 Award Plan"). Both the stock options and the restricted stock units vest in three equal installments on the first, second and third anniversary of the grant date, and the stock options have a ten year term. In accordance with the terms set forth in the 2002 Award Plan and related award agreements, stock options and restricted stock units granted to a non-employee director will, by their terms, be immediately exercisable or deliverable, as the case may be, upon the retirement of the non-employee director if the director has reached age 65 and has at least five years of service as a non-employee director on the Board. Otherwise, subject to exceptions at the discretion of the Board, unvested stock options and restricted stock units are forfeited by the director when the director ceases to be a director of the Company for any reason, including a termination by resignation, failure to be re-elected, death, disability or retirement.

        In October 2013, the Compensation Committee recommended and the Board approved an amendment to each non-employee director's outstanding stock option agreement granted under the 2002 Award Plan, which amendment provides that, notwithstanding the post-termination exercise periods provided for in the stock option agreement, following termination of directorship for any reason other than for "cause," vested stock options will remain exercisable until the 10th anniversary of the grant date. This new post-termination exercise period will apply to grants made to non-employee directors on a going-forward basis.

        Directors who are employees of the Company do not receive additional compensation for their service on the Board.

        The Company does not have a retirement plan for non-employee directors. Directors may elect to defer all or a portion of their cash compensation under the Company's Amended and Restated Directors' Deferred Fee Plan, as it may be amended from time to time (the "Directors' Deferred Fee Plan") described below.

        Directors are subject to a stock ownership target as described under "Corporate Governance and Board Matters—Stock Ownership by Directors."

Deferred Compensation

        Non-employee directors may defer all or part of their annual retainer, meeting and committee fees in the form of an income account or a stock equivalent account, or both, under the Directors' Deferred Fee Plan. If a director elects the income account, the director's fees are credited as a dollar amount to the director's income account on the date such fees would otherwise have been paid and the account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1%. If a director elects the stock equivalent account, director's fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading day, on the next trading day. If the Company declares and pays a cash dividend on its Common Stock, the stock equivalent account is credited with stock equivalent shares equal in number to the number of shares of Common Stock, or fraction thereof, to the nearest one hundredth of one share, which could have been purchased with the cash dividend, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. In order to prevent dilution or enlargement of the benefits or potential benefits intended under the plan and subject to Section 409A of the Code, stock equivalent shares will be appropriately adjusted in the event of any stock dividend, stock split or any other similar changes in the Common Stock. The Directors' Deferred Fee Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits. Currently, Mr. Tokarz is the only participant in the Directors' Deferred Fee Plan and has elected to defer the cash portion of his director fees into a stock equivalent account.

        The Directors' Deferred Fee Plan was amended in 2008 to comply with Section 409A of the Code. Such amendments included changes clarifying the timing and implementation of deferral elections and providing that the payment of benefits will be subject to a six-month delay at the time of termination. The

Directors' Deferred Fee Plan was also amended to provide that payments from the stock equivalent account are distributed in the form of Common Stock with fractional shares to be cashed out at fair market value the day before distribution and paid in cash. Previously the stock equivalent account was paid out in cash. The amendments were not intended to materially increase the benefits payable under the Directors' Deferred Fee Plan.

        In the event of termination, including death, payments under the Directors' Deferred Fee Plan are payable on the first day of the seventh month following the termination event unless the director has elected to receive payment in any year following his or her 72nd birthday or the year following his or her termination of services, in which case payments would commence upon the later of January 15th of the year elected by the participant or on the first day of the seventh month following the termination event. Payments will be in a lump sum in the event of death or on the date specified by the election of the director, unless the director elects to receive payments in the form of installments over five, ten or 15 years.

        The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2013.

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David R. Beatty	89,500	42,502	45,912	—	—	0	177,914
Howard L. Clark(3)	18,000	—	—	—	—	0	18,000
Mary R. Henderson(4)	75,125	49,602	52,898	—	—	0	177,625
Jerry W. Kolb	108,000	42,502	45,912	—	—	0	196,414
Patrick A. Kriegshauser	119,500	42,502	45,912	—	—	0	207,914
Joseph B. Leonard	94,000	42,502	45,912	—	—	0	182,414
Graham Mascall	82,000	42,502	45,912	—	—	0	170,414
Bernard Rethore	88,500	42,502	45,912	—	—	0	176,914
Michael Tokarz(5)	146,000	85,005	91,824	—	—	0	322,829
A.J. Wagner	99,500	42,502	45,912	—	—	0	187,914

(1)
Represents the aggregate dollar amount of fees earned or paid in cash for serving as a director, including annual retainers, meeting fees and committee fees. Each director, other than Mr. Tokarz, received all of such director's retainers and fees in cash. Mr. Tokarz, as a participant in the Directors' Deferred Fee Plan, received the cash portion of his retainers and fees in the form of stock equivalent shares as further described in footnote (5) below.

(2)
Non-employee directors are awarded equity compensation under the 2002 Award Plan upon initial appointment to the Board and annually following their re-election to the Board at the annual stockholder meeting. A non-employee director initially appointed to the Board will receive a grant of equity-based compensation having an economic value of $85,000, prorated based on the number of months from the director's initial appointment until the next annual equity grant. Equity is awarded to directors in a dollar-denominated amount that is then translated into a number of shares, with the value split equally between stock options and restricted stock units. In 2013, Ms. Henderson was awarded equity-based compensation having an economic value of $14,167 upon her appointment to the Board and, following the annual stockholder meeting, each elected director was awarded equity-based compensation having an economic value of $85,000, with Mr. Tokarz, as Chairman, receiving twice this amount.

  The amounts in the table above reflect the grant date fair values of restricted stock units and non-qualified stock options awarded in 2013 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Accounting Standards Codification Topic 718"). Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The grant date fair value of the restricted stock units and stock options granted on April 25, 2013 to each non-employee director was $42,502 and $45,912, respectively, with Mr. Tokarz, as Chairman, receiving twice these amounts. In addition, Ms. Henderson was granted a prorated amount of restricted stock units with a grant date fair value of $7,100 and stock options with a grant date fair value of $6,986 upon her appointment to the Board of Directors.

(3)
Mr. Clark retired from the Board, effective February 18, 2013.

(4)
Ms. Henderson was appointed to the Board, effective February 19, 2013.

(5)
Mr. Tokarz deferred the receipt of all cash compensation reflected in the Fees Earned or Paid in Cash column in the table above, as provided in the Company's Directors' Deferred Fee Plan. At his election, all retainers and fees earned and payable in cash in 2013 have been credited to a stock equivalent account. The amount reflected the Fees Earned or Paid in Cash column in the table above does not include the stock equivalent shares Mr. Tokarz received in lieu of cash dividends paid on the Company's Common Stock, because Mr. Tokarz's account is credited with stock equivalent shares equal in number to the number of shares of Common Stock which could have been purchased with the cash dividend on the dividend payment date and are not preferential. As of December 31, 2013, Mr. Tokarz had 68,446 stock equivalent shares credited to his stock equivalent account.

        As of December 31, 2013, our non-employee directors had outstanding the following vested restricted stock units, unvested restricted stock units and vested and unvested non-qualified stock options.

Name	Vested Restricted Stock Units (#)	Unvested Restricted Stock Units (#)	Vested and Unvested Non- Qualified Stock Options (#)
David R. Beatty(1)	—	3,029	11,086
Howard L. Clark(2)	1,129	—	49,213
Mary R. Henderson	—	2,503	4,806
Jerry W. Kolb(3)	2,914	—	32,615
Patrick A. Kriegshauser	—	2,914	30,610
Joseph B. Leonard(3)	2,914	—	19,127
Graham Mascall	—	3,029	6,629
Bernard Rethore(3)	2,914	—	12,130
Michael Tokarz	—	5,829	85,882
A.J. Wagner	—	2,914	27,724

(1)
Mr. Beatty's non-qualified stock options include 4,457 options to acquire our Common Stock, which were converted in connection with the Western Coal acquisition from Mr. Beatty's options to purchase Western Coal stock. These non-qualified stock options are fully vested and immediately exercisable.

(2)
Mr. Clark retired from the Board effective February 18, 2013. Because Mr. Clark had the requisite minimum years of service and age at the time of his retirement, all of his unvested restricted stock units and unvested non-qualified stock options became immediately vested and, as applicable, exercisable.

(3)
As of December 31, 2013, Messrs. Kolb, Leonard and Rethore each had 2,914 restricted stock units for which the underlying shares of Common Stock had not been delivered and each had 5,394 unvested non-qualified stock options, which are deemed vested, as each of Messrs. Kolb, Leonard and Rethore has satisfied the requisite minimum years of service and age. These amounts are reflected in the Vested Restricted Stock Units and the Vested and Unvested Non-Qualified Stock Options columns of the table above and are included in the "Ownership of Directors and Executive Officers" table beginning on page 78.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee (the "Compensation Committee") has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

        This report is provided by the following independent directors who comprise the Compensation Committee:

                      THE COMPENSATION AND HUMAN
                      RESOURCES COMMITTEE

                      A.J. WAGNER, Chairman
                      DAVID R. BEATTY
                      PATRICK A. KRIEGSHAUSER
                      MICHAEL T. TOKARZ

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis explains the material elements of compensation paid to the named executive officers included in the compensation tables which follow. This Compensation Discussion and Analysis also describes the compensation objectives, policies and decisions of the Compensation Committee and describes the manner and context in which compensation is awarded to and earned by our named executive officers.

2013 Overview

        In 2013, the Company's senior executives, under the leadership of Walter J. Scheller III, the Company's Chief Executive Officer, redoubled their efforts to drive excellence throughout the organization. These efforts were undertaken in the face of an extremely challenging metallurgical coal pricing environment. The Company's Board of Directors believes this is the right team to lead the Company in executing its business plans and strategic initiatives. The Board further believes that the Company is well-positioned to capitalize on opportunities and enhance stockholder value when global markets recover.

        In 2013, the senior management team remained intact with the exception of Charles C. Stewart, Senior Vice President, Project Development, who retired after thirty-five years of distinguished service to the Company. Our executive officers, in addition to Mr. Scheller, include William G. Harvey, Executive Vice President and Chief Financial Officer; Earl H. Doppelt, Executive Vice President, General Counsel and Secretary; Michael T. Madden, Senior Vice President and Chief Commercial Officer; Thomas J. Lynch, Senior Vice President, Human Resources; Richard A. Donnelly, President, Jim Walter Resources Inc.; and Daniel P. Cartwright, President, Canadian Operations.

        The elements and amount of compensation for the named executive officers for 2013 remained aligned with the Company's policy and practice to target market median levels and pay for performance. The Company believes it compensates its executives in a manner consistent with its strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns, with at-risk cash compensation tied to the Company's financial, operational and safety performance, as well as individual achievements. In addition, long-term equity-based awards comprise a large part of the compensation mix in order to align the named executive officers' interests to that of the stockholders and invest the executives in the Company's long-term growth.

Compensation in Context: Company Performance in 2013

        2013 presented continued challenges for the coal industry. Although demand for metallurgical coal remained steady, Australian production grew significantly as several development projects were brought into production, and pricing for metallurgical coal declined.

        The Company reacted decisively to these challenges and focused on areas within its control, such as idling certain facilities, decreasing production at certain mines and reducing costs and capital expenditures. The Company also completed financing transactions that improved its balance sheet and liquidity position. The Company took these actions while maintaining and executing on its strong commitment to safety.

        The following list highlights the Company's key accomplishments during 2013:

  •
  We improved our safety performance in 2013. During 2013 several mine rescue teams and individuals won national recognition for safety excellence. Our Brule operation had no reportable incidents in 2013.

  •
  We surpassed our goal of reducing metallurgical coal production costs by reducing cash cost of sales per ton by 14% and cash cost of production per ton by 17%.

  •
  The Company reached its target of reducing selling, general & administrative ("SG&A") expenses to a run-rate of $80 million annually, cutting SG&A expenses by over $33 million, or 25%, compared to 2012.

  •
  We reduced capital expenditures to approximately $154 million, compared with approximately $392 million in 2012, a decrease of over 60%.

  •
  Despite cutting production at several of our mines in 2013, we grew metallurgical coal production to 11.6 million metric tons ("MMTs"), an increase over the 11.5 MMTs produced in 2012.

  •
  The Company sold 10.9 million tons of metallurgical coal in 2013, an increase of approximately 5% compared with 2012.

  •
  We completed two notes offerings totaling $900 million in 2013, improving the Company's debt maturity profile and enhancing our liquidity position. The Company ended 2013 with liquidity of approximately $587 million.

Guiding Principles

        The Company maintains an executive compensation program for its executive officers, including its named executive officers, which is heavily focused on pay for performance. The design and operation of the program reflects the following objectives:

  •
  Recruiting and retaining highly qualified executive officers;

  •
  Implementing stretch performance targets that lead to value creation; and

  •
  Aligning our executives' interests with our stockholders' interests.

        These objectives are achieved through the following compensation principles:

  •
  Setting compensation levels to reflect competitive market practices determined by appropriate market reference points;

  •
  Linking annual incentive awards to achievement of short-term financial and operational results that align with the Company's long-term strategic objectives;

  •
  Managing the Company for the long-term by aligning executive officer compensation, the majority of which is delivered in long-term equity-based awards, with the long-term interests of the stockholders;

  •
  Tying at-risk compensation made in the form of cash and equity-based awards to the Company's financial, operational and safety performance and total shareholder return; and

  •
  Ensuring that executive officers and members of the Board maintain defined ownership positions in the Company's stock.

Oversight of Compensation Program

        The Compensation Committee has oversight responsibility for the Company's executive compensation programs. The Compensation Committee is responsible for reviewing and approving annually all compensation decisions affecting executive officers of the Company, including our named executive officers.

        The Compensation Committee recognizes the importance of the development and administration of the Company's compensation and benefit programs and in carrying out its primary duties performs the functions described beginning on page 32 of this Proxy Statement.

        The Compensation Committee does not delegate any of its duties. Company management and the independent compensation consultant provide recommendations to the Compensation Committee regarding compensation matters at the request of the Compensation Committee.

Role of Management in Compensation Decisions

        In determining compensation for the executive officers, the Compensation Committee may consult with the Company's executive officers at various times during the year to provide the Compensation Committee with information. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. The Compensation Committee may also request input from the Chief Executive Officer, other members of the Board and the other committees of the Board as part of the Compensation Committee's evaluation of the executive officers and other key Company employees and their achievement of performance objectives. At the Compensation Committee's request, the Chief Executive Officer will review and discuss the performance and compensation of the Company's other named executive officers. Executive officers, including the Chief Executive Officer, are neither consulted about their respective compensation nor present for the discussions or decisions regarding their own compensation. The Compensation Committee may also consider the recommendations of the executive officers regarding total compensation for those key employees reporting to them. The Compensation Committee is assisted in the administration of its decisions by the Company's principal human resources executive officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company's executive officers.

Role of Compensation Consultants in Compensation Decisions

        The Compensation Committee relies on the expertise of an independent compensation consultant, which it engages directly to provide market and peer group information to assist the Compensation Committee in developing compensation programs and compensation decisions for the Company's non-employee directors and executive officers. To maintain the independence of the compensation consultant and any advice regarding executive compensation, the Compensation Committee maintains a policy that prevents management from directly engaging the consultant for any projects without the prior approval of the Chairman of the Compensation Committee. The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Pay Governance LLC ("Pay Governance") is the Compensation Committee's compensation consultant and served in that capacity throughout 2013. Other than the advice provided to the Compensation Committee on executive compensation and on director compensation described under "Compensation of Directors" above, neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2013. The Compensation Committee has assessed the independence of Pay Governance pursuant to the SEC's and NYSE's rules and concluded that the work Pay Governance has performed does not raise any conflict of interest.

        Management has retained Towers Watson & Co. ("Towers Watson") to provide advice to management on the structure and elements of the compensation program for senior management, including the named executive officers. Towers Watson consulted with Pay Governance, attended meetings of the Compensation Committee and developed proposals with respect to compensation of the Company's executive officers. Other than providing advice to management on executive compensation, neither Towers Watson nor any of its affiliates provided additional services to the Company or any of its affiliates in 2013. Management has assessed the independence of Towers Watson pursuant to the SEC's rules and concluded that the work Towers Watson has performed does not raise any conflict of interest.

        The Compensation Committee uses its compensation consultant's access to external market data described below to understand the pay practices of similar companies with respect to their named executive officers. The Compensation Committee uses the data prepared and presented by its outside compensation consultant as a reference point in determining the levels of fixed and incentive-based executive compensation. Actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

        The Compensation Committee's determinations regarding executive compensation awarded in 2013 are described below, and material program changes for 2014 are described under "—Cash Incentive Compensation for 2014."

Peer Group Benchmarking

        Pay Governance provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company's executive positions. The composition of the peer group is reviewed annually. Pay Governance assists the Compensation Committee by compiling a list of companies with similar business focus which are likely to compete with the Company for executive talent. The Compensation Committee works with Pay Governance to ensure that the peer group is of an appropriate size and breadth to provide relevant data on an annual basis so as to mitigate any impact of unanticipated changes in the included companies' structure or compensation programs.

2013 Peer Group

        The Company, with the input of Pay Governance, evaluates the Company's direct coal-based peers, metal and mining industry peers and cyclical commodity industry peers, as appropriate, to ensure that the peer scope used to assess the competitiveness of the Company's executive compensation remains appropriate for the Company and its businesses. The reference points used for 2013 compensation decisions included:

  •
  Direct coal-based peers:  coal mining industry peers used by the Company for executive and director compensation benchmarking purposes. This group included the following companies:
    •
    Alliance Resource Partners, L.P.
    •
    Alpha Natural Resources, Inc.
    •
    Arch Coal, Inc.
    •
    Cliffs Natural Resources, Inc.
    •
    Cloud Peak Energy Inc.
    •
    CONSOL Energy Inc.
  •
  James River Coal Company
  •
  Patriot Coal Corporation
  •
  Peabody Energy Corporation
  •
  PVR Partners, L.P.
  •
  SunCoke Energy Inc.
  •
  Westmoreland Coal Company
  •
  Metals and mining industry peers:
    •
    Alcoa
    •
    Carmeuse North America Group
    •
    Carpenter Technology
    •
    Century Aluminum
    •
    Cliffs Natural Resources
    •
    Cloud Peak Energy
    •
    Freeport-McMoRan Copper & Gold
  •
  Harsco
  •
  Kennametal
  •
  Kinross Gold
  •
  Martin Marietta Materials
  •
  Newmont Mining
  •
  Rio Tinto

  •
  Cyclical commodity industry peers:  companies similar in size to the Company in a variety of commodity-based, cyclical sectors such as oil and gas, commodity chemicals, steel, etc.
    •
    Agrium
    •
    Air Liquide
    •
    Air Products and Chemicals
    •
    Alcoa
    •
    Americas Styrenics
    •
    Arkema
    •
    Ashland
    •
    BASF
    •
    Carmeuse North America Group
    •
    Carpenter Technology
    •
    Celanese Americas
    •
    Century Aluminum
    •
    Chemtura
    •
    Cliffs Natural Resources
    •
    Cloud Peak Energy
    •
    Dow Corning
    •
    DuPont
    •
    Eastman Chemical
    •
    Ecolab
    •
    EnCana Oil & Gas USA
    •
    Exterran
    •
    Fluor
    •
    Freeport-McMoRan Copper & Gold
    •
    H.B. Fuller
    •
    Harsco
    •
    Hunt Consolidated
    •
    International Flavors & Fragrances
    •
    ION Geophysical
  •
  Kennametal
  •
  Kinross Gold
  •
  Koch Industries
  •
  LyondellBasell
  •
  Magellan Midstream Partners
  •
  Martin Marietta Materials
  •
  Mosaic
  •
  Murphy Oil
  •
  Newmont Mining
  •
  Occidental Petroelum
  •
  OMNOVA Solutions
  •
  Polymer Group
  •
  PolyOne
  •
  Potash
  •
  PPG Industries
  •
  Praxair
  •
  Rio Tinto
  •
  Schlumberger
  •
  Solvay America
  •
  Statoil
  •
  Stepan Company
  •
  Syngenta Crop Protection
  •
  Transocean
  •
  Tronox
  •
  Valero Energy
  •
  Vulcan Materials
  •
  Westlake Chemical
  •
  Kennametal

        Data for each of the direct coal-based peers, mining and metal industry peers and cyclical commodity industry peers listed above was collected from proxy statements filed by these companies and the Towers Watson Executive Compensation Database for those peer companies that participated.

  •
  Other companies:  companies of a similar size to the Company and across industries that represent a broader market for executive talent drawn from the Towers Watson Executive Compensation Database. These other companies were reviewed and considered solely in order to obtain a general understanding of current compensation practices.

Compensation Data

        Compensation data for each element of executive officer compensation is prepared for and reviewed by the Compensation Committee on an annual basis and may be used at the time of promotion or other significant changes in responsibilities and in connection with special awards. The compensation data affixes dollar amounts to all components of executive officer compensation, including base salary, incentive pay, deferred compensation, equity-based compensation and other potential compensation elements, such as potential change in control severance payments. The Compensation Committee reviews the compensation data against the survey data provided by Pay Governance and, when determining compensation, may consider other factors, including the executive's experience, tenure, individual performance, business impact, affordability and potential retention concerns.

 Say-on-Pay and Say-on-Frequency Results

        The Compensation Committee considered the result of the 2013 advisory, non-binding say-on-pay vote in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders (88.4%) approved the compensation programs described in our proxy statement for the 2013 Annual Meeting, the Compensation Committee decided not to implement any significant changes to our compensation programs except to further align pay for performance by approving performance-related equity-based awards described below under "—2013 Equity Awards."

        In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2011 Annual Meeting, the Board decided that the Company will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company's 2017 Annual Meeting.

Compensation Elements

        The Company's executive compensation programs are structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. The Company's compensation design objectives include elements such as base compensation intended to attract and retain qualified executives, as well as incentive-based ("at-risk") compensation designed to motivate, align and reward our executive officers responsible for the success of the Company. The majority of our overall compensation is variable at-risk pay, with long-term incentives making up the largest portion of this component. The Compensation Committee reviews and approves the following compensation elements for the Company's executive officers:

Base Compensation

Salary	Cash payments that provide a fixed level of cash compensation that take into account job responsibilities, experience level and competitive market data
Other Compensation

Programs that encompass health and welfare benefits and retirement benefits such as defined benefit plans and defined contribution plans, substantially similar to the basic level of benefits offered by companies in our industry and lines of business, as well as limited perquisites

At-Risk Compensation
Cash Incentives

Performance-based annual incentive opportunity that rewards current-year performance for achievement of annual financial, operational and safety goals, as well as the achievement of specific individual goals

Equity-based Compensation

Equity-based compensation that rewards for the achievement of long-term accomplishments and promotes employment retention and that is in the form of non-qualified stock options and restricted stock units that vest either over a period of years or at the end of a specified period

A portion of the equity-based compensation granted in 2013 was granted in the form of restricted stock units that vest based on the Company's actual total shareholder return, or TSR, compared to the TSR of companies in the S&P 500 Index.

 Base Compensation

Salary

        The Company has historically maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Compensation Committee generally aims to set the midpoint of each element of executive officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to our peer group companies. The Compensation Committee reviews and approves the base salary of each executive officer on an annual basis, as well as at the time of promotion or other change in responsibilities. In determining base salary for each executive, the Compensation Committee makes reference to the 50th percentile of our multiple market reference points but also considers the executive's responsibilities associated with his or her position, individual contribution and performance, position within the salary range, retention, experience and the Company's overall performance. Annual salary reviews of the Company's executive officers, including the named executive officers, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, and any adjustments take effect on March 1 each year.

        Actual salaries earned by our named executive officers in 2013 are reflected in the Salary column of the "Summary Compensation Table" on page 58. The following table reflects our named executive officers' base salaries as of January 1, 2013 and December 31, 2013.

Named Executive Officer	2013 Beginning Base Salary ($)	2013 Ending Base Salary ($)
Walter J. Scheller, III	800,000	820,000
William G. Harvey	435,000	489,506
Michael T. Madden	388,125	397,828
Earl H. Doppelt	400,000	451,440
Daniel P. Cartwright	330,000	346,500

        Messrs. Harvey and Doppelt each received an increase in their base salaries, effective in December 2013, in connection with their promotions to Executive Vice President. These increases were made in an amount based on a percentage of the respective executive's base salary then in effect and in consideration of their roles and responsibilities at the Company. In addition, in 2013, each of the named executive officers received an increase in their base salary in connection with the Company's annual review and merit increases and in an amount based on a percentage of the respective executive's base salary then in effect.

At-Risk Compensation

Cash Incentive Compensation

        Annual incentive compensation provides executive officers, including our named executive officers and other key employees, the opportunity to earn cash upon the achievement of specific, pre-established, measurable financial, operational and safety objectives, as well as individual goals. The Compensation Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation is awarded to certain of our executives, including our named executive officers under the Company's Executive Incentive Plan, as amended (the "EI Plan"). The EI Plan is designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Code and accordingly contains a formula that was approved by our stockholders in 2006 and is used to determine the maximum amount of annual bonus awards that could be paid to our named executive officers and be fully tax-deductible. The EI Plan establishes an annual award pool of 3% of the Company's operating income (as reflected on the Company's financial statements) for the relevant plan year. Under the EI Plan, the

Compensation Committee sets the potential maximum award for the named executive officers as a percentage of the aggregate pool on an annual basis. The Compensation Committee has discretion under the EI Plan to decrease but not increase the size of the award pool and the maximum award to any participant. For 2013, the Compensation Committee allocated the award pool to participating executives to establish a maximum incentive award for each executive, not to exceed 50% of the award pool for any individual and with the sum of the awards not to exceed 100% of the award pool for that year. The bonus pool determined under the EI Plan is not an expectation of the amount of bonuses that will actually be paid. Rather, the bonus pool and the maximum individual allocations established thereunder represent the maximum amount of bonus awards that the Compensation Committee may approve as "qualified performance-based compensation" for tax purposes pursuant to Section 162(m) of the Code.

        Because our 2013 operations resulted in $171 million of operating loss, the bonus pool under the EI Plan was $0. As a result, no bonuses were awarded under the EI Plan as "qualified performance-based compensation."

        Each of the named executive officers was eligible to participate in the EI Plan award pool for 2013. Under the terms of the EI Plan, the participant must be employed by the Company at the time the payment is made in order to be eligible to receive the award. In addition, participation in the Employee Stock Purchase Plan is required to receive an award under the Company's annual cash incentive plans. The 2013 award pool applicable to the named executive officers was allocated as follows:

Eligible Named Executive Officer	Percentage of Award Pool
Walter J. Scheller, III	20.0%
William G. Harvey	15.0%
Michael T. Madden	10.0%
Earl H. Doppelt	10.0%
Daniel P. Cartwight	12.5%

        In 2013, the Compensation Committee determined to increase several named executive officers' target bonus under the EI Plan as part of the Company's annual review and merit increases and to move them to the peer group median level. The target bonus is expressed as a percentage of the executives' base salary and, in 2013, was increased from 70% to 75% for Mr. Madden and from 65% to 70% for Mr. Cartwright. For information on amounts that could have been earned under the EI Plan, see the "Grants of Plan-Based Awards" table below.

        Each year we implement an annual bonus program under the EI Plan (the "Annual EI Plan"). The executive officers and key employees not covered by the EI Plan award pool are eligible to receive cash awards based on the achievement of pre-established measurable financial, operational and safety goals and individual objectives, as applicable, under the Annual EI Plan. For 2013 the Compensation Committee established the eligibility for cash awards based on the Company's overall operational performance as well as individual goals. In order for payouts to be made under the Annual EI Plan, the Company had to achieve in fiscal 2013 a threshold EBITDA (defined as earnings before interest, taxes, depreciation and amortization) of $270 million. The Company achieved EBITDA of $143 million for 2013 and, therefore, did not achieve that threshold measure for bonuses to be payable. As a result, no bonuses were paid under the Annual EI Plan.

        If the threshold EBITDA target for 2013 had been met, bonuses could have been paid under the Annual EI Plan in amounts based on the level of achievement of minimum, target and maximum metrics established for 2013 to measure performance of the Company's business units. The cap on maximum payouts is one of the practices and procedures the Company uses to discourage unnecessary and excessive risk taking. Each Annual EI Plan participant had a designated target incentive opportunity, expressed as a percentage of base salary approved by the Compensation Committee. Target incentive opportunities were established in the first quarter of 2013 and benchmarked against market data provided to the

Compensation Committee by Pay Governance. Annual incentive opportunities were targeted at approximately the 50th percentile relative to the peer group of companies. Actual payouts under the Annual EI Plan could have increased or decreased from the target incentive opportunity, subject to the terms of the EI Plan, depending on actual performance as compared to the performance measures. Payouts under the Annual EI Plan could have ranged from zero for below threshold performance to 50% of the target award for threshold performance to 100% of the target award for performance at target to 200% of the target award for maximum performance.

        The Compensation Committee established the 2013 Annual EI Plan financial, operational and safety measures, as well as the performance ranges for the Company on a consolidated basis and for its individual business units. For 2013, Annual EI Plan awards would have been measured by the following performance measures:

Performance Measures	Percentage of Target Award Opportunity
Financial Measure—Consolidated EBITDA	20%
Production Measures
Production Tons	20%
Cost per Ton	20%
Safety Measures	20%
Individual Performance Measures	20%

Total	100%

        Potential payouts under the Annual EI Plan would have been based on (1) consolidated EBITDA, (2) the sum of the metric tons produced by each individual business unit, (3) the combined weighted average of each individual business unit's cost per ton and (4) the combined weighted average of each individual business unit's safety rates.

        The amount of a participant's potential 2013 Annual EI Plan award would have been calculated as follows:

        Because there was no operating income and threshold EBITDA was not achieved, no bonuses were paid to the named executive officers in respect of the 2013 performance period.

Cash Incentive Compensation for 2014

        Beginning with 2014, annual incentive compensation is being awarded to several of our executives, including our named executives officers, under the 2014 Incentive Plan as performance compensation awards denominated in cash. The performance goal established under the 2014 Incentive Plan for 2014 is 5% of the Company's EBITDA (defined as earnings before interest, taxes, depreciation and amortization), which amount, to the extent earned in accordance with the terms of the 2014 Incentive Plan, will serve as the bonus pool from which payments under the 2014 Incentive Plan may be made.

        In addition, as it has done historically, the Compensation Committee may exercise discretion to reduce the bonus pool based on the achievement of the performance metrics established under the 2014 Annual EI Plan, which performance metrics are (1) a financial goal based on consolidated EBITDA, composing 60% of the award opportunity, (2) production goals based on production ton goals, composing 10% of the award opportunity, and cost per ton goals composing 10% of the award opportunity, (3) a safety measure goal, composing 10% of the award opportunity and (4) individual performance goals composing 10% of the award opportunity. Award payouts under the Annual EI Plan may range from zero for below threshold performance to 33% of the target award for threshold performance to 100% of the target award for performance at target to 150% of the target award for maximum performance.

Equity-Based Compensation

        Long-term equity-based incentive compensation has been awarded under the 2002 Award Plan and will be awarded under the 2014 Incentive Plan if such plan is approved by our stockholders. Long-term equity-based incentive compensation provides an opportunity for executive officers, including our named executive officers, and other key employees to increase their ownership interest in the Company through grants of equity-based awards, which awards can be time-vesting or performance-vesting. The equity-based awards granted under the 2002 Award Plan have historically been non-qualified stock options and/or restricted stock units. The purpose of the 2002 Award Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

        Under the 2002 Award Plan, grants are made by the Compensation Committee based on recommendations of the executive officers with respect to those executives and key employees reporting to them and the market data provided by the Compensation Committee's outside compensation consultant. In determining the amounts of awards, the Compensation Committee considers the respective responsibilities of each individual, external equity-based compensation survey data provided by its compensation consultant, peer group comparisons, the strategic and operational goals, the performance of each executive officer and the terms of any individual employment agreement. Awards to the executive officers are determined individually by the Compensation Committee and, in addition to the items described above, are based upon the Compensation Committee's assessment of the contributions by those officers to the Company's long-term performance. While the recommendations for other executive officers are based on the individuals to whom they report, the Chief Executive Officer's grant is determined solely by the Compensation Committee.

        The Compensation Committee reviews and may approve equity-based compensation for each executive officer on an annual basis, as well as at the time of commencement of employment, promotion or other change in responsibilities and in connection with special awards. The Company's annual long-term equity awards are usually granted at a fixed time each year, generally at the time of the first regular meeting of the Compensation Committee in the year. Equity awards are made based on an economic value derived from a multiple of the executive officer's base salary and then is translated into awards for a number of shares.

        The long-term incentive mix for 2013 as it relates to executive officers was changed from 2012 to provide for a more stockholder-aligned long-term equity incentive mix comprised of one-third non-qualified stock options, one-third time-vesting restricted stock units and one-third performance-based vesting restricted stock units, which have a three year performance period, plus a one-time additional transition award of performance-based vesting restricted stock units, which have a two year performance period, with a target value of one-third of the target equity value of the annual equity award. The

Compensation Committee determined that this would further align the executives' interests with that of the stockholders and with the Company's performance.

        Performance-based vesting restricted stock units are awards under which executive officers receive a target number of units at the beginning of the applicable two year or three year performance period. The actual number of shares of Common Stock earned, if any, at the end of the applicable performance period is determined based on the Company's actual total shareholder return, or TSR, compared to the TSR of companies in the S&P 500 Index, subject generally to the participant's continued employment through the applicable vesting date.

        TSR reflects the combined impact of changes in stock price plus dividends reinvested over the performance period. These grants are at risk because total shares distributed at the end of the applicable performance period may vary from zero to the program maximum of 200% of target and are subject to potential risk of forfeiture. Payouts will be capped at (1) 100% if the Company's TSR for the performance period is negative and the decline does not exceed 25% during the performance period or (2) 50% if the Company's TSR for the performance period is negative and the decline exceeds 25% during the performance period. Accordingly, even if the Company's TSR compared to the TSR of companies in the S&P 500 Index would result in executive officers earning 100% or more of the target number of units, the actual number of shares earned will be subject to the foregoing cap. Using TSR as the performance metric for the payout of restricted stock units further aligns the executive officers' interest with the stockholders'.

        Subject to the participant's continued employment, the performance-based restricted stock units granted in 2013 will vest on the date, in 2015 (as to the awards with a two year performance period), or in 2016 (as to the awards with a three year performance period), that the Compensation Committee determines the TSR multiplier and will vest in an amount equal to the product of (1) the target restricted stock units and (2) the applicable TSR multiplier, as determined below. Any restricted stock units that do not become vested will be forfeited. The TSR multiplier is based on the Relative TSR Percentile Rank (as described below), as follows:

Relative TSR Percentile Rank
(The Company's TSR performance relative to other
companies in the Peer Group)

TSR Multiplier
Less than 35% Percentile	0%
35% Percentile	25% (threshold)
50% Percentile	100% (target)
65% Percentile	150%
80% Percentile or above	200% (maximum)

        The TSR multiplier is interpolated on a linear basis for any achievement of the Relative TSR percentile rank which falls between the above target percentages; provided that there will be no linear interpolation for a relative TSR rank that is less than 35%. The maximum possible payout is 200% of the target restricted stock units.

Non-Qualified Stock Options

        Non-qualified stock options are inherently performance-based and align the interests of the executive officers with the stockholders because the exercise price is granted at the fair market value of the Common Stock on the grant date, and the option has value only if the stock price of the Common Stock appreciates over time. The exercise price of the option is determined by using the average of the high and low prices of the Common Stock as traded on the NYSE on the date of the grant. The Company believes that this methodology is more representative of the fair market value than the closing market price. The Company has consistently used this methodology for over 19 years.

Restricted Stock Units

        In order to align the Company's practices with the market, maximize retention, motivate executive officers and build stock ownership in the Company, restricted stock units are awarded to the Company's executive officers, including the named executive officers, as annual grants, as well as at other times when the Compensation Committee determines that additional long-term equity awards will further incentivize achievement of financial and operational results aligned with the Company's objectives, in recognition of specified performance or where there has been a promotion or significant change in the executive officer's responsibilities.

2013 Equity Awards

        As part of the annual merit review, in February 2013, the Compensation Committee awarded restricted stock units and non-qualified stock options to each of the named executive officers. In December 2013, in connection with their respective promotions, the Compensation Committee also awarded each of Messrs. Harvey and Doppelt non-qualified stock options in an amount based on a percentage of the executive's salary in recognition of their performance and contribution to the Company.

        The following table reflects the economic value of all long-term equity awards made in 2013 to our named executive officers and, as to the performance-based restricted stock units, assumes the awards are made at the target level of performance.

Named Executive Officer	2013 Annual Award (Economic Value) ($)	Transition Award (Economic Value) ($)	Special Award (Economic Value) ($)	Total Long-Term Equity Awards (Economic Value) ($)
Walter J. Scheller, III	1,520,000	506,667	—	2,026,667
William G. Harvey	500,250	166,750	367,129	1,034,129
Michael T. Madden	446,344	148,781	—	595,125
Earl H. Doppelt	320,000	106,667	338,580	765,247
Daniel P. Cartwright	297,000	99,000	—	396,000

        Information related to the stock options and restricted stock units awarded to the named executive officers in 2013 can be found in the "2013 Grants of Plan-Based Awards" table on page 60.

Other Compensation

Retirement Benefits

Defined Benefit Plans

  Pension Plan

        The Pension Plan for Salaried Employees of Walter Energy, Inc., its Subsidiaries, Divisions and Affiliates (the "Pension Plan") is a tax-qualified defined benefit pension plan for salaried employees of the Company and its participating subsidiaries based in the United States. Benefits are based upon years of service and the highest average annual eligible compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five highest consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50, provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

  Supplemental Pension Plan

        Executive officers whose contributions under the Pension Plan have been limited by the statutory provisions of the Code participate in the Company's Supplemental Pension Plan (the "Supplemental Pension Plan"). The Supplemental Pension Plan allows the Company to provide the same benefit value to impacted employees as other participating employees. The Supplemental Pension Plan is an unfunded plan. The Company pays the present value of vested benefits in a single lump sum payment on the first day of the second month following the first to occur of, to the extent applicable: (1) a termination of employment, (2) a "change in control" (as defined in the Supplemental Pension Plan) of the Company, if the participant has an employment agreement that provides for a "change in control" benefit under the plan or (3) the participant's death.

        Mr. Madden participated in the Pension Plan and the Supplemental Pension Plan in 2013. Information related to his participation in the Pension Plan and Supplemental Pension Plan is reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the "Summary Compensation Table" on page 58 and in the "Pension Benefits" table on page 65.

Defined Contribution Plans

  Retirement Savings Plan

        The Retirement Savings Plan ("Savings Plan") is a tax-qualified 401(k) plan. The Savings Plan provides retirement benefits for non-represented employees of the Company and participating subsidiaries who are based in the United States and do not participate in the Pension Plan. Participating employees can contribute a portion of their eligible salary on a pre-tax basis up to a maximum amount as set by the Code. For 2013, the maximum pre-tax contribution by an employee into the Savings Plan was $17,500, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company matches dollar for dollar up to the first 4% of an employee's eligible pay contributed on a pre-tax basis. The Company may make a discretionary contribution in respect of each plan year. The discretionary contribution is a percentage of eligible base pay. Consistent with prior years, the Company made a 6% discretionary contribution to the named executive officers' accounts with respect to the 2013 plan year. Vesting of discretionary contributions to the Savings Plan occurs in annual installments over the employee's initial five years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement.

  Supplemental Retirement Plan

        Executive officers whose contribution under the Savings Plan has been limited by the statutory provisions of the Code participate in the Supplemental Retirement Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan allows the Company to provide the same contribution to impacted employees as other participating employees. At the time the employee commences participation in the Supplemental Retirement Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal annual installments over a period of five, ten or 15 years. Participants are always fully vested in their accounts under this portion of the plan. Accrued amounts are payable in a lump sum. The contributed benefit amount is also payable to the participating employee upon a change in control of the Company. In the event of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments.

        Messrs. Scheller, Harvey, Doppelt and Cartwright participated in the Savings Plan in 2013. Messrs. Scheller, Doppelt and Cartwright participated in the Supplemental Retirement Plan in 2013.

        The Company's contributions to the retirement plans can be found in the All Other Compensation column and footnote 5 of the "Summary Compensation Table" on pages 58 and 59, respectively. Supplemental Retirement Plan information is reflected in the "2013 Nonqualified Deferred Compensation" table on page 66.

  401(k) Plan

        Subsidiaries that participate in the Pension Plan and do not participate in the Savings Plan, participate in a separate 401(k) plan (the "401(k) Plan"). Participating employees can contribute a portion of their eligible salary on a pre-tax basis. Effective January 1, 2008, the participating employers added a matching component to the plan of $0.50 per $1.00 up to the first 6% of eligible pay contributed to the plan by the employee on a pre-tax basis. Matching contributions by the subsidiary employer vest in equal annual installments over the employee's initial five years of service. Amounts contributed by the subsidiary employer in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability and retirement.

        Mr. Madden participated in the 401(k) Plan in 2013. The Company's contributions to the 401(k) Plan in respect of 2013 can be found in the All Other Compensation column and footnote 5 of the "Summary Compensation Table" on pages 58 and 59, respectively.

Deferred Compensation

        The Executive Deferred Compensation Plan portion of the Company's Executive Deferred Compensation and Supplemental Retirement Plan (the "Deferred Compensation Plan") provides executive officers and other key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of specified compensation. A participant may defer up to 100% of base salary and 100% of any cash incentive or bonus amounts. The principal benefit to executive officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. At the time the employee begins participation in the Deferred Compensation Plan the employee may elect to receive payments upon termination of employment in a lump sum or in equal installments. Accrued amounts are payable in a lump sum. The deferred amounts are also payable to the participating employee upon a change in control of the Company. In the event the participant is entitled to a benefit under the Deferred Compensation Plan as a result of a change in control of the Company, the benefit will be paid in a lump sum regardless of any prior election to receive installment payments. The Deferred Compensation Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company's general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits.

        In 2013, none of our named executive officers participated in the Deferred Compensation Plan.

Employee Stock Purchase Plan

        The Company's Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") is a non-qualified stock purchase plan that enables all employees of the Company and its subsidiaries to purchase Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee's payroll contribution. Upon completion of five continuous years of participation in the program, the Company's match to the employee contribution automatically increases to 20%.

        All of our named executive officers participated in the Employee Stock Purchase Plan in 2013, and the Company's contributions made under this plan can be found in the All Other Compensation column and footnote 5 of the "Summary Compensation Table" on pages 58 and 59, respectively.

Perquisites and Other Personal Benefits

        The Company provides perquisites to the named executive officers that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the named executive officers. It is the Company's general policy and practice not to reimburse executives for income taxes related to executive perquisites. In 2013, the Company provided limited reimbursement to Mr. Harvey (as well as all other similarly situated relocated employees) for taxes incurred in connection with specified relocation expenses. The Company also provides certain executives, including Mr. Cartwright, tax equalization payments under the Company's Tax Equalization Policy as a result of the executive's employment in Canada. Returns are filed in the U.S. and Canada with respective tax liabilities resulting from employment in Canada. The Company pays the executive's Canadian taxes, and the executive is responsible for paying his U.S. taxes. In 2013, under the Company's Tax Equalization Policy, the Company made tax payments, paid for tax preparation services and provided a reimbursement to Mr. Cartwright for taxes incurred in connection with his Canadian tax obligations. In addition, the Company provided Mr. Cartwright with a reimbursement for taxes incurred in connection with some of his housing costs. Perquisites provided to the named executive officers in 2013 are as set forth in the All Other Compensation column and footnote 5 of the "Summary Compensation Table" on pages 58 and 59, respectively.

Health and Welfare Benefits

        The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the named executive officers. Every employee based in the United States is provided life insurance and accidental death coverage up to two times his or her base salary at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee's base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Employment and Change in Control Severance Arrangements

        The Company has entered into an employment agreement with each of the named executive officers. The employment agreements contain provisions for severance payments and benefits as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the Company has change in control severance agreements with each of its named executive officers. The Company believes that the payments and benefits payable under the change in control severance agreements allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. See the section entitled "Employment and Change in Control Severance Arrangements" beginning on page 67 for a complete discussion of the arrangements with the named executive officers.

        In October 2013, the Compensation Committee approved an amendment to each outstanding change in control severance agreement between the Company and its executives. The amendment provides that severance payments payable to an executive in connection with a termination by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a change in control, will include, among other payments and benefits, a lump sum payment either equal to, or a multiple of, the higher of the executive's annual target bonus established under the annual bonus plan for the year of the effective date of termination or the executive's annual target bonus for the year in which the change in control of the Company occurs. Prior to this amendment, such portion of the severance payments were based on the average of the actual annual bonus earned by the executive under the annual bonus plan in the three years preceding the executive's termination. The Compensation Committee determined to make this change for ease of administration, to align the Company's practice with market practice among the Company's peer group and to align the terms of these change in control agreements with the Company's severance plan. In addition, the amendment to Mr. Madden's change in control severance agreement removed his right to a Code Section 280G gross up payment and terminated his other change in control agreement providing for retiree medical benefits and specified pension benefits.

Deductibility of Executive Compensation

        Section 162(m) of the Code limits the tax deductibility of compensation paid to specified executive officers in excess of $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation and stock option awards can meet these requirements, and as such can be deductible by the Company when they are paid to the executive officer. It is the intent of the Compensation Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

        In 2006, the Compensation Committee adopted and the stockholders approved the EI Plan. Under the terms of the EI Plan, the maximum annual cash incentive that may be awarded to all executive officers participating in the EI Plan is 3% of the Company's operating income. The maximum cash payment that may be made to any single executive officer under the EI Plan may not exceed 50% of the award pool. The Compensation Committee is responsible for determining those executive officers who may participate in the EI Plan and the nature and amount of each award. The Compensation Committee has discretion under the EI Plan to decrease the size of the award pool or make no award. In 2013, each named executive officer was eligible to participate in the EI Plan award pool.

Other Compensation Policies

Equity Stock Ownership Policy

        Management and the Board believe that the Company's executive officers should have a meaningful equity interest in the Company. In 2009, the Company adopted a stock ownership policy with respect to the executive officers' ownership of Company stock. The Company's Chief Executive Officer is expected to own Common Stock having a value equal to five times his base salary. Other executive officers are expected to own Common Stock having a value equal to a specific multiple of 1.5 to 3 times their base salary. Prior to attaining the target ownership level, an executive must continue to own 50% of any award obtained through Company programs that vests (net of shares surrendered to satisfy tax obligations). Each share of Common Stock owned by the executive is deemed to have a value equal to the greater of (1) the trading price of our Common Stock as of the date the applicable share was acquired or (2) the trading price of our Common Stock as of the measurement date. Shares of unvested restricted stock units are counted towards meeting these requirements. All executive officers are expected to meet these ownership levels by the later of (1) February 27, 2014 and (2) the fifth anniversary of the assumption of their executive positions with the Company.

        Additional information regarding the beneficial stock ownership of the named executive officers can be found in the "Ownership of Directors and Executive Officers" table on page 78.

Hedging and Pledging in Company Securities

        The Company has adopted a policy that prohibits directors, officers and other employees from trading in financial instruments or engaging in hedging transactions involving our securities that are designed to hedge or offset the risks of price fluctuations in the value of our common stock. In addition, none of our executive officers have pledged the Company's securities as collateral for a loan.

Compensation Recovery Policy

        In 2009, the Compensation Committee adopted a claw-back policy that provides that the Company will, to the extent permitted by law, obtain reimbursement of any cash-incentive, equity compensation or severance plan disbursement where the payment was predicated upon the achievement of financial results that are subsequently the subject of restatement as a consequence of errors, omissions, fraud or misconduct. This claw-back policy as reflected in the 2002 Award Plan was ratified by the approval of our stockholders to the amendments to such plan at our 2009 Annual Meeting and applies only to awards granted under the 2002 Award Plan on or after April 23, 2009. This policy is also reflected in the EI Plan and in agreements between the Company and each of the named executive officers.

        Errors, omissions, fraud or misconduct may include (but are not limited to) circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements, as enforced by the SEC, and the Compensation Committee has determined in its sole discretion that the participant knew of the material noncompliance or circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or personally or knowingly engaged in practices which materially contributed to the circumstances that enabled the material noncompliance to occur.

SUMMARY COMPENSATION TABLE

        The following table provides summary information concerning compensation earned or accrued by or paid to our named executive officers for the years ended December 31, 2013, 2012 and 2011.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Walter J. Scheller, III(6)	2013	816,628	—	1,519,980	499,620	—	—	104,983	2,941,211
Chief Executive Officer	2012	791,667	—	622,720	561,338	480,000	—	159,327	2,615,052
	2011	527,686	—	1,778,034	1,263,318	250,000	—	56,372	3,875,410
William G. Harvey	2013	447,045	—	500,261	472,144	—	—	91,892	1,511,342
Executive Vice President	2012	207,740	—	124,560	115,521	115,000	—	34,866	597,687
and Chief Financial Officer
Michael T. Madden	2013	396,211	—	446,365	146,716	—	88,827	32,200	1,110,319
Senior Vice President and	2012	385,937	—	186,816	168,394	150,000	252,976	31,467	1,175,590
Chief Commercial Officer	2011	361,250	—	1,419,847	150,767	90,872	203,502	31,209	2,257,447
Earl H. Doppelt	2013	412,050	—	320,002	388,986	—	—	48,770	1,169,808
Executive Vice President,	2012	397,180	35,000	352,154	311,489	225,000	—	29,599	1,350,422
General Counsel and
Secretary
Daniel P. Cartwright	2013	343,750	—	297,010	97,613	—	—	148,864	887,237
President, Canadian Operations

(1)
Our named executive officers include each person who served as the principal executive officer or the principal financial officer during 2013 and the three most highly compensated other executive officers serving as executive officers on December 31, 2013. Compensation is reflected for each of the last three years in which such employee was a named executive officer.

(2)
The value of stock and option awards in these columns represents the grant date fair values of the equity awards granted in 2013 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The grant date fair value of the performance-based restricted stock units is based upon the probable outcome of the performance conditions as of the grant date. The maximum values of the performance-based restricted stock units would be $2,026,660, $666,998, $595,134, $426,681 and $395,987 for Messrs. Scheller, Harvey, Madden, Doppelt and Cartwright, respectively.

Dividends are not paid or accrued on unvested restricted stock units or on unexercised stock options.

(3)
These amounts reflect cash incentive awards earned by our named executive officers under the EI Plan. The awards are based on pre-established, performance-based targets, the outcome of which is uncertain at the time the targets are established, and, therefore, are reportable as "Non-Equity Incentive Plan Compensation" rather than as "Bonus." Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the cash incentive plans, see the discussion of "Cash Incentive Compensation" beginning on page 47.

(4)
Mr. Madden participates in the Pension Plan and the Supplemental Pension Plan. The amount shown for each year presented in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for his account under the Pension Plan and the Supplemental Pension Plan from January 1 through December 31. The Company does not provide any of its executives with any above market or preferential earnings on nonqualified deferred compensation.

(5)
All Other Compensation for 2013 for each named executive officer includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to Employee Stock Purchase Plan ($)	Company Contributions to Defined Contribution Plans ($)(b)	Perquisites ($)(c)	Tax Equalization Payments ($)(d)	Tax Gross-Up ($)(e)	Total ($)
Walter J. Scheller, III	22,095	1,225	81,663	—	—	—	104,983
William G. Harvey	21,620	6,124	21,548	21,962	—	20,638	91,892
Michael T. Madden	20,891	2,972	7,650	687	—	—	32,200
Earl H. Doppelt	4,717	6,181	37,872	—	—	—	48,770
Daniel P. Cartwright	14,991	900	34,375	52,887	17,694	28,017	148,864

  (a)
  Represents life, death, disability, health, dental, vision and/or long-term disability insurance premiums paid by the Company.

  (b)
  Represents the Company's contributions to the Savings Plan, the Supplemental Retirement Plan and the 401(k) Plan, as applicable.

  (c)
  For Mr. Harvey, the amount represents relocation expenses paid by the Company.

  For Mr. Madden, the amount represents the value of his use of a Company automobile.

  For Mr. Cartwright, the amount includes a $14,000 automobile allowance, a $4,050 payment by the Company for tax preparation fees provided under the Company's Tax Equalization Policy (and provided to similarly-situated employees) and a $34,837 payment by the Company for Mr. Cartwright's housing costs.

  (d)
  Represents tax equalization payments made under the Company's Tax Equalization Policy as a result of Mr. Cartwright's employment in Canada.

  (e)
  For Mr. Harvey, the amount represents the Company's payment of taxes incurred in respect of relocation expenses, a benefit provided to all similarly situated relocated employees.

  For Mr. Cartwright, the amount includes the Company's $14,497 payment under the Company's Tax Equalization Policy (and provided to similarly situated employees) for taxes incurred in respect of taxes owed in Canada and the Company's $13,520 payment for taxes incurred in respect of half of Mr. Cartwright's housing costs.

(6)
Mr. Scheller currently serves on our Board of Directors and certain committees thereof but does not receive any additional compensation for his service as a director.

GRANTS OF PLAN-BASED AWARDS

        The following table discloses the potential payouts under the EI Plan for the year ended December 31, 2013 and the non-qualified stock options and restricted stock units awarded to the named executive officers during the year ended December 31, 2013.

2013 Grants of Plan-Based Awards

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($/Sh)(6)
												Closing Market Price ($/Sh)
Name	Grant Date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter J. Scheller, III	—		0	820,000	1,640,000	—	—	—	—	—	—	—	—
	2/19/13	(a)	—	—	—	2,444	9,774	19,548	—	—	—	—	506,684
	2/19/13	(b)	—	—	—	2,393	9,572	19,144	—	—	—	—	506,646
	2/19/13		—	—	—	—	—	—	13,058	—	—	—	506,650
	2/19/13		—	—	—	—	—	—	—	22,741	38.80	39.96	499,620
William G. Harvey	—		0	391,605	783,210	—	—	—	—	—	—	—	—
	2/19/13	(a)	—	—	—	804	3,217	6,434	—	—	—	—	166,769
	2/19/13	(b)	—	—	—	788	3,150	6,300	—	—	—	—	166,730
	2/19/13		—	—	—	—	—	—	4,298	—	—	—	166,762
	2/19/13		—	—	—	—	—	—	—	7,484	38.80	39.96	164,423
	12/19/13	(7)	—	—	—	—	—	—	—	36,897	15.21	15.36	307,721
Michael T. Madden	—		0	298,371	596,742	—	—	—	—	—	—	—	—
	2/19/13	(a)	—	—	—	718	2,870	5,740	—	—	—	—	148,781
	2/19/13	(b)	—	—	—	703	2,811	5,622	—	—	—	—	148,786
	2/19/13		—	—	—	—	—	—	3,835	—	—	—	148,798
	2/19/13		—	—	—	—	—	—		6,678	38.80	39.96	146,716
Earl H. Doppelt	—		0	406,296	812,592	—	—	—	—	—	—	—	—
	2/19/13	(a)	—	—	—	515	2,058	4,116	—	—	—	—	106,687
	2/19/13	(b)	—	—	—	504	2,015	4,030	—	—	—	—	106,654
	2/19/13		—	—	—	—	—	—	2,749	—	—	—	106,661
	2/19/13		—	—	—	—	—	—	—	4,788	38.80	39.96	105,192
	12/19/13	(7)	—	—	—	—	—	—	—	34,028	15.21	15.36	283,794
Daniel P. Cartwright	—		0	242,550	485,100	—	—	—	—	—	—	—	—
	2/19/13	(a)	—	—	—	478	1,910	3,820	—	—	—	—	99,014
	2/19/13	(b)	—	—	—	468	1,870	3,740	—	—	—	—	98,979
	2/19/13		—	—	—	—	—	—	2,552	—	—	—	99,017
	2/19/13		—	—	—	—	—	—	—	4,443	38.80	39.96	97,613

(1)
Reflects cash incentive opportunities under the EI Plan for 2013. Cash incentive amounts actually earned by the named executive officers in 2013 are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table" on page 58.

(2)
Represents performance-vesting awards in the form of restricted stock units payable in the Company's Common Stock. The awards reflected in row (a) represent the performance-based awards based on TSR achieved over a two-year performance period beginning on January 1, 2013 and ending on December 31, 2014, and the awards reflected in row (b) represent the performance-based awards based on TSR achieved over a three-year performance period beginning on January 1, 2013 and ending on December 31, 2015. The amounts disclosed represent the value of the shares assuming the achievement of the specific Threshold, Target and Maximum levels of performance established by the Compensation Committee for these measures over the performance period. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" for a further discussion of the performance-based awards.

(3)
Reflects time-vesting stock awards in the form of restricted stock units payable in the Company's Common Stock. These time-vesting restricted stock units granted to the named executive officers in 2013 vest in three equal installments on the first, second and third anniversary of the grant date subject to continued employment. The number of restricted stock units awarded to each named executive officer is based on their approved economic value and determined by the fair market value of the Common Stock based on the average of the high and low prices of our Common Stock as traded on the NYSE on the grant date. See "Compensation Discussion and

  Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" for a further discussion of the time-vesting restricted stock units.

(4)
Reflects time vesting non-qualified stock options to acquire the Company's Common Stock. The stock options have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment. The non-qualified stock options granted on December 19, 2013 to Messrs. Harvey and Doppelt represent the special award granted in connection with their respective promotions. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" for a further discussion of the non-qualified stock options.

(5)
The exercise price is determined based on the average of the high and low prices of the Company's Common Stock as traded on the NYSE on the grant date.

(6)
The values shown in the table are grant date fair values of the equity awards granted in 2013 computed in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Represents, in the case of performance units based on TSR, the grant date fair value of each performance-based restricted stock unit awarded multiplied by the Target number of shares of our Common Stock issuable.

(7)
Represents the nonqualified stock options awarded to each of Messrs. Harvey and Doppelt in connection with their promotions to Executive Vice President.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2013 for the named executive officers.

2013 Outstanding Equity Awards at Fiscal Year-end

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#)(1)(2) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(4)
Walter J. Scheller, III	7/21/2010		6,232	0		69.37	7/21/2020
	2/16/2011		1,393	697		126.92	2/16/2021
	2/16/2011							465	7,733
	4/1/2011		1,020	510		136.58	4/01/2021
	4/1/2011							340	5,654
	4/1/2011							10,700	177,941
	9/12/2011		13,222	6,611		85.62	9/12/2021
	2/23/2012		4,888	9,776		65.07	2/23/2022
	2/23/2012							6,380	106,099
	2/19/2013		0	22,741		38.80	2/19/2023
	2/19/2013							13,058	217,155
	2/19/2013	(a)								2,444	40,644
	2/19/2013	(b)								2,393	39,796
William G. Harvey	7/9/2012		1,653	3,305		40.00	7/9/2022
	7/9/2012							2,076	34,524
	2/19/2013		0	7,484		38.80	2/19/2023
	2/19/2013							4,298	71,476
	2/19/2013	(a)								804	13,371
	2/19/2013	(b)								788	13,104
	12/19/2013		0	36,897		15.21	12/19/2023
Michael T. Madden	10/24/2006		11,139	0		21.02	10/24/2016
	2/27/2009		7,045	0		15.83	2/27/2019
	3/2/2010		1,918	0		83.52	3/2/2020
	2/16/2011		823	411		126.92	2/16/2021
	2/16/2011							275	4,573
	4/1/2011		510	255		136.58	4/1/2021
	4/1/2011							170	2,827
	4/1/2011							9,119	151,649
	2/23/2012		1,466	2,933		65.07	2/23/2022
	2/23/2012							1,914	31,830
	2/19/2013		0	6,678		38.80	2/19/2023
	2/19/2013							3,835	63,776
	2/19/2013	(a)								718	11,940
	2/19/2013	(b)								703	11,691
Earl H. Doppelt	1/9/2012		1,578	3,157		57.92	1/9/2022
	1/9/2012							2,039	33,909
	1/9/2012		0	4,413		57.92	1/9/2022
	1/9/2012							3,021	50,239
	2/19/2013		0	4,788		38.80	2/19/2023
	2/19/2013							2,749	45,716
	2/19/2013	(a)								515	8,564
	2/19/2013	(b)								504	8,382
	12/19/2013		0	34,028		15.21	12/19/2023
Daniel P. Cartwright	7/18/2011							2,057	34,208
	2/23/2012		847	1,695		65.07	2/23/2022
	2/23/2012							1,106	18,393
	2/19/2013		0	4,443		38.80	2/19/2023
	2/19/2013							2,552	42,440
	2/19/2013	(a)								478	7,949
	2/19/2013	(b)								468	7,783

(1)
The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units awarded shown in the table awarded prior to December 14, 2006 and April 14, 2009, respectively, have been adjusted under the anti-dilution provisions of the 2002 Award Plan to preserve the intrinsic value of awards in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and the spin-off of the Company's finance business on April 14, 2009. With regard to the effect of the Mueller spin-off, the number of shares of the modified award was determined by multiplying the shares of the original award by 1.9426 and dividing the stock option exercise price by the same factor. With regard to the effect of the finance business spin-off, the number of shares of the newly modified award was determined by multiplying the shares underlying stock options and the number of restricted stock units at the spin-off date by 1.11445 and dividing the stock option exercise price by the same factor.

(2)
Reflects time-vesting non-qualified stock options to acquire the Company's Common Stock. The stock options have a ten-year term and vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued employment (other than the one-time equity grant made to Mr. Doppelt on January 9, 2012 in connection with the commencement of his employment, which award vests on the third anniversary of the grant date subject to continued employment). See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" for a further discussion of the non-qualified stock options, and see "Potential Payments Upon a Termination of Employment or Change in Control" for a further discussion of the effect of a termination or change in control on outstanding non-qualified stock options.

(3)
Reflects time-vesting stock awards in the form of restricted stock units payable in the Company's Common Stock. Restricted stock units vest in equal annual installments over a three-year period, subject to continued employment, with the exception of the retention restricted stock units awarded (x) on April 1, 2011 to Messrs. Scheller and Madden of 10,700 and 9,119 restricted stock units, respectively and (y) on January 9, 2012 to Mr. Doppelt of 3,021 restricted stock units, which, in each case, subject to continued employment, vest on the third anniversary of the grant date. See "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" for a further discussion of the time-vesting restricted stock units, and see "Potential Payments Upon a Termination of Employment or Change in Control" for a further discussion of the effect of a termination or change in control on outstanding time-vesting restricted stock units.

(4)
The market value is based on the closing price of our Common Stock on the NYSE on December 31, 2013 of $16.63, the last trading day of 2013, multiplied by the number of shares or units.

(5)
Represents performance-based awards in the form of restricted stock units payable in the Company's Common Stock. The awards reflected in row (a) represent the performance-based awards based on TSR achieved over a two-year performance period beginning on January 1, 2013 and ending on December 31, 2014, and the awards reflected in row (b) represent the performance-based awards based on TSR achieved over a three-year performance period beginning on January 1, 2013 and ending on December 31, 2015. The number of performance-based awards reported are based on achieving threshold performance goals. For a further discussion of the performance-based restricted stock units, see "Compensation Discussion and Analysis—Compensation Elements—At-Risk Compensation—Equity-Based Compensation" above and "Potential Payments Upon a Termination of Employment or Change in Control" below.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the actual value received by the named executive officer upon the exercise of stock options and vesting of restricted stock units in 2013.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards Name
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter J. Scheller, III	—	—	5,325	151,665
William G. Harvey	—	—	1,038	11,761
Michael T. Madden	—	—	2,035	66,066
Earl H. Doppelt	—	—	1,020	38,862
Daniel P. Cartwright	—	—	2,610	45,367

(1)
Based on the average of the high and low prices of the Common Stock as traded on the NYSE on the vesting date, or, if the vesting date was not a trading day, the next trading day.

PENSION BENEFITS

        The following table discloses the years of credited service, present value of accumulated benefits and payments made to our named executive officers participating in a pension plan for the year ended December 31, 2013.

2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Walter J. Scheller, III	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
William G. Harvey	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Michael T. Madden	Pension Plan	17	559,282	0
	Supplemental Pension Plan	17	750,251	0
Earl H. Doppelt	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—
Daniel P. Cartwright	Pension Plan	—	—	—
	Supplemental Pension Plan	—	—	—

(1)
Mr. Madden participated in the Pension Plan and the Supplemental Pension Plan in 2013. Calculation of the present value of Mr. Madden's benefits in the Pension Plan and the Supplemental Pension Plan reflect the same key assumptions described under the heading, "Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits in "Item 7.—Management's Discussion and Analysis of Results of Operations and Financial Condition" and in Note 15 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Benefits are based upon years of service and the highest average annual compensation, including overtime pay, incentive compensation and specified other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five highest consecutive years of earnings within the final ten years of employment by the participant. The pension plans are integrated with Social Security. Normal retirement under the Pension Plan is age 65, provided the participant has at least five years of service. Early retirement benefits are available under the Pension Plan at age 50 provided the participant has at least ten years of service. Enhanced early retirement benefit payments are available under the Pension Plan upon the attainment of 80 points, a combination of age and years of service.

The Present Value of Accumulated Benefit is the present value of the total amount credited as of December 31, 2013 under the Pension Plan and the Supplemental Pension Plan. All present value of the monthly installments under the Supplemental Pension Plan is paid out in a single lump sum following retirement.

The Present Value of Accumulated Benefit reflects the present value of pension benefits payable at the earliest time Mr. Madden may retire without significant benefit reduction. See also the discussion of "Defined Benefit Plans" on page 52.

 NONQUALIFIED DEFERRED COMPENSATION

        The following table discloses contributions, earnings and balances of the Supplemental Retirement Plan for the participating named executive officers for the year ended December 31, 2013.

2013 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Walter J. Scheller, III	0	57,030	6,773	0	125,988
William G. Harvey	—	—	—	—	—
Michael T. Madden	—	—	—	—	—
Earl H. Doppelt	0	12,372	0	0	12,372
Daniel P. Cartwright	0	11,100	0	0	11,100

(1)
Reflects Company matching contributions to the Supplemental Retirement Plan which serves as an excess savings plan when tax limitations are reached under the Savings Plan. Amounts in this column have been reported in the All Other Compensation column of the "Summary Compensation Table" on page 58 and reflect the Company's contributions made after 2013 year end. For a description of the Supplemental Retirement Plan, see "Supplemental Retirement Plan" on page 53.

(2)
The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Plan, and earnings are calculated in the same manner as earnings on externally managed investments for employees participating in the Savings Plan. Therefore, no amounts for earnings on nonqualified deferred compensation are reflected in the "Summary Compensation Table" on page 58.

(3)
Includes $0 in executive contributions and $62,185 in employer contributions that were reported for Mr. Scheller in the "Summary Compensation Table" for previous years.

 EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

Employment Agreements

        The terms of the Company's employment agreements in effect during 2013 with each of the named executive officers are set forth below.

        Walter J. Scheller, III.    Mr. Scheller entered into a letter agreement with the Company, dated as of September 12, 2011. The agreement entitles Mr. Scheller to an annual base salary of $750,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Scheller also remains eligible to participate in the EI Plan and earn an annual target bonus of 100% of annual base salary.

        Pursuant to the terms of his agreement, Mr. Scheller remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Scheller's annual equity grant in respect of the 2012 fiscal year was to be valued at 150% of his annual base salary, based on the Black-Scholes value at the date of grant, 50% of which was to be in the form of non-qualified stock options and 50% of which was to be in the form of restricted stock units. Mr. Scheller continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Scheller remains entitled to relocation assistance in connection with his prior move to Birmingham, Alabama. Mr. Scheller is not entitled to receive any additional compensation in connection with his service as a director of the Company.

        In the event of the termination of Mr. Scheller's employment by the Company, other than for "cause" (as defined in his agreement) or by Mr. Scheller for "good reason" (as defined in his agreement), subject to Mr. Scheller entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Scheller is entitled to the following payments and benefits: (a) for the period commencing on the day immediately following the termination date and ending on the first anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; (b) for the period commencing on the first anniversary of the termination date and ending on the second anniversary of the termination date, monthly pay continuation with each monthly payment equal to 1/12th times his annual base salary in effect on the termination date; (c) a pro-rata bonus under the EI Plan (or successor annual bonus plan) based on the portion of the year actually worked up to the time of termination and computed based on actual annual performance; and (d) continued participation in certain of the Company's welfare benefit plans until the earliest to occur of (1) the 24 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Scheller incurs a qualifying termination of employment within the 24 month period following the closing of a change in control of the Company, any severance payments and benefits due to Mr. Scheller will be paid under the terms of his change in control agreement (as described beginning on page 70 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Scheller is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        William G. Harvey.    On July 9, 2012, the Board appointed Mr. Harvey as Senior Vice President and Chief Financial Officer. The Company entered into a letter agreement with Mr. Harvey, dated May 29, 2012. The agreement entitles Mr. Harvey to receive an annual base salary of $435,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Harvey is eligible to participate in the EI Plan and earn an annual target bonus of 80% of annual base salary. His bonus earned in respect of the 2012 fiscal year was to be pro-rated based upon the percentage of the fiscal year that elapsed from his commencement date through the end of the fiscal year and based on his base salary actually earned in 2012 from July 9, 2012 through year end. Mr. Harvey is also eligible to participate in the Company's long-term incentive plan. In connection with his appointment, Mr. Harvey received on July 9, 2012, a one-time equity grant valued at $225,000, based on the Black-Scholes value on July 9, 2012. Fifty percent (50%) of such grant was in the form of non-qualified stock options and fifty percent (50%) of such grant was in the form of restricted stock units. The terms and conditions of such options and restricted stock units were generally consistent with prior annual equity grants made by the Company. Commencing in 2013, Mr. Harvey will receive an annual equity grant, which will have a target value of 90% of his then annual base salary, based on the Black-Scholes value at the date of grant. Mr. Harvey is also eligible to participate in the Company's life and welfare benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses. Mr. Harvey was also provided relocation assistance in connection with his move to Birmingham, Alabama.

        In the event of the termination of Mr. Harvey's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Harvey for "good reason" (as defined in the agreement), subject to Mr. Harvey entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Harvey is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Harvey incurs a qualifying termination of employment within the twenty-four month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Harvey will be paid under the terms of his change in control agreement (as described beginning on page 70 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Harvey is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Michael T. Madden.    In connection with his promotion, Mr. Madden entered into a letter agreement with the Company, dated April 1, 2011. The agreement entitles Mr. Madden to an annual base salary of $375,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Madden also remains eligible to participate in the EI Plan and earn an annual target bonus of 70% of annual base salary, which percentage, as noted above, has been increased to 75%.

        Pursuant to the terms of his agreement, Mr. Madden remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Madden continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Mr. Madden continues to be provided with a Company-paid leased automobile.

        In the event of the termination of Mr. Madden's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Madden for "good reason" (as defined in the agreement), subject to Mr. Madden entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Madden is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Madden incurs a qualifying termination of employment within the twenty-four month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Madden will be paid under the terms of his change in control agreements (as described beginning on page 70 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Madden is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Earl H. Doppelt.    On January 3, 2012, the Board appointed Mr. Doppelt as Senior Vice President, General Counsel and Secretary. The Company entered into a letter agreement with Mr. Doppelt, dated December 15, 2012. The agreement entitles Mr. Doppelt to receive an annual base salary of $400,000, subject to such periodic adjustments as may be approved by the Compensation Committee. In connection with the commencement of his employment, Mr. Doppelt was also entitled to receive a $35,000 one-time payment that was payable in a cash lump sum. Mr. Doppelt is eligible to participate in the EI Plan and earn an annual target bonus of 90% of annual base salary.

        Mr. Doppelt is also eligible to participate in the Company's long-term incentive plan. In respect of the period commencing on January 3, 2012 and ending on December 31, 2012, Mr. Doppelt received an equity grant valued at 80% of his annual base salary, based on the Black-Scholes value on the date of the grant. Fifty percent (50%) of such grant was in the form of non-qualified stock options and fifty percent (50%) of such grant was in the form of restricted stock units. The terms and conditions of such options and restricted stock units was generally consistent with prior annual equity grants made by the Company. Also in connection with the commencement of his employment, Mr. Doppelt received a one-time equity grant valued at $300,000, based on the Black-Scholes value on the date of the grant. Fifty percent (50%) of such grant was in the form of non-qualified stock options and fifty percent (50%) of such grant was in the form of restricted stock units. The terms and conditions of such options and restricted stock units was generally consistent with prior retention equity grants made by the Company. Commencing in 2013, Mr. Doppelt will receive an annual equity grant, which, solely in respect of the 2013 fiscal year, will be valued at 80% of his annual base salary, based on the Black-Scholes value on the date of the grant. Mr. Doppelt is also eligible to participate in the Company's life and welfare benefit plans and retirement plans, take 20 business days of vacation each year, and be reimbursed for reasonable out-of-pocket business expenses.

        In the event of the termination of Mr. Doppelt's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Doppelt for "good reason" (as defined in the agreement), subject to Mr. Doppelt entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Doppelt is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Doppelt incurs a qualifying termination of employment within the twenty-four month period following the closing of a "change in control" of the Company, any severance payments and benefits due to

Mr. Doppelt will be paid under the terms of his change in control agreement (as described beginning on page 70 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Doppelt is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

        Daniel P. Cartwright.    In connection with his promotion, Mr. Cartwright entered into a letter agreement with the Company, dated January 6, 2012. The agreement entitles Mr. Cartwright to an annual base salary of $330,000, subject to such periodic adjustments as may be approved by the Compensation Committee. Mr. Cartwright also remains eligible to participate in the EI Plan and earn an annual target bonus of 65% of annual base salary, which percentage, as noted above, has been increased to 70%.

        Pursuant to the terms of his agreement, Mr. Cartwright remains a participant in the Company's long-term incentive plan and remains eligible to receive annual equity grants from the Company. Mr. Cartwright continues to be eligible to participate in the Company's life and health insurance benefit plans and retirement plans, take 20 business days of vacation each year and be reimbursed for reasonable out-of-pocket business expenses. Due to Mr. Cartwright's international assignment, he is subject to the Company's Tax Equalization Policy.

        In the event of the termination of Mr. Cartwright's employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Cartwright for "good reason" (as defined in the agreement), subject to Mr. Cartwright entering into a release of claims within 21 days after the date of his separation from service from the Company and complying with the restrictive covenants described below, Mr. Cartwright is entitled to the following payments and benefits: (a) monthly pay continuation for a period of 12 months following the termination date with each monthly payment equal to 1/12th times the sum of his annual base salary and annual target bonus in effect on the termination date; and (b) continued participation in specified Company welfare benefit plans until the earliest to occur of (1) the 12 month anniversary of the termination date, (2) the last date he is eligible to participate in the benefit under applicable law, or (3) the date on which he becomes eligible to receive comparable benefits from a subsequent employer. If Mr. Cartwright incurs a qualifying termination of employment within the twenty-four month period following the closing of a "change in control" of the Company, any severance payments and benefits due to Mr. Cartwright will be paid under the terms of his change in control agreement (as described beginning on page 70 herein).

        The agreement also provides that, while employed by the Company and continuing for a period of 12 months following any termination of employment, Mr. Cartwright is bound by covenants not to solicit or divert current or prospective customers or hire employees or independent contractors of the Company. The agreement also contains a covenant not to disparage the Company or disclose confidential information, as well as an assignment of property rights provision.

Change In Control Severance Agreements

        The Company entered into change in control agreements with Mr. Madden prior to 2009, with Mr. Scheller in 2010, with Mr. Doppelt in 2011 and with Messrs. Harvey and Cartwright in 2012.

        The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company and further allow the executive to evaluate a potential transaction impartially. Under the change in control severance agreements, as amended, if the executive's employment is terminated by the Company without "cause" or by the executive for "good reason" (each, as defined in the applicable change in control agreement) within 24 months following a change in control, the executive would be entitled to the following payments, rights and/or benefits, in addition to specified accrued amounts:

  •
  A lump sum payment equal to 1.5 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the higher of the executive's target bonus for the bonus plan year in which the termination date occurs and the executive's target bonus for the bonus plan year in which the change in control occurs;

  •
  A lump sum amount equal to 1/2 times the sum of (a) the higher of the executive's annual base salary in effect on the termination date and the executive's annual base salary in effect on the date of the change in control and (b) the higher of the executive's target bonus for the bonus plan year in which the termination date occurs and the executive's target bonus for the bonus plan year in which the change in control occurs;

  •
  A pro-rata annual incentive bonus under the EI Plan computed based on actual year-to-date performance;

  •
  Accelerated vesting of all outstanding equity awards (solely under agreements entered into prior to 2011);

  •
  Continuation of medical insurance and life insurance coverage (at the same coverage level and cost as in effect immediately prior to the termination date) for up to 24 months following termination;

  •
  Outplacement services for up to 24 months following the date of termination, the value of which is not to exceed 35% of the executive's annual base salary as of the termination date; and

  •
  If any payments are considered "excess parachute payments" under Section 280G of the Code such that the executive would be subject to excise taxes under Section 4999 of the Code, then any cash payments provided will be reduced first and then the non-cash payments and benefits will be reduced so that no portion of the payments and benefits will be subject to the excise tax. However, no payments and benefits will be reduced unless the net amount of the total payments to be received by the executive is greater than the excess of the net amount of such total payments without reduction over the amount of the excise tax to which the executive would be subject in respect of the unreduced total payments.

        The change in control severance agreements also contain covenants not to compete and not to solicit (which covenants remain in effect while employed and for 12 months thereafter for agreements entered into starting in 2011 or for 12 months following a termination giving rise to payments under the agreement for agreements entered into prior to 2011), perpetual covenants not to disclose confidential information or disparage the Company, and a covenant by the executive to cooperate with the Company in connection with any lawsuits, claims or similar proceedings that arise out of or are related to the executive's employment with the Company.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR
CHANGE IN CONTROL

        The following table summarizes potential payments, rights and benefits to our named executive officers under contracts, agreements, plans or arrangements with the Company upon termination of employment or change in control, assuming either event occurred on December 31, 2013. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, or are fully disclosed under "Pension Benefits" or "Nonqualified Deferred Compensation" above, they are excluded from this table.

Name	Cash Severance(1)	Pro-Rata Bonus	Vesting of Unvested Long Term Incentive Awards(2)	Medical and Life Insurance Continuation	Outplacement Services(3)	Total
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason
Walter J. Scheller, III	$2,460,000	$0	—	$40,708	—	$2,500,708
William G. Harvey	$881,111	—	—	$19,890	—	$901,001
Michael T. Madden	$696,199	—	—	$19,272	—	$715,471
Earl H. Doppelt	$857,736	—	—	$3,034	—	$860,770
Daniel P. Cartwright	$589,050	—	—	$13,434	—	$602,484
Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control
Walter J. Scheller, III	$3,280,000	$0	$836,306	$40,708	$287,000	$4,444,014
William G. Harvey	$1,762,222	$0	$264,276	$39,780	$171,327	$2,237,605
Michael T. Madden	$1,392,398	$0	$349,130	$38,544	$139,240	$1,919,312
Earl H. Doppelt	$1,715,472	$0	$245,917	$6,068	$158,004	$2,125,461
Daniel P. Cartwright	$1,178,100	$0	$157,917	$26,867	$121,275	$1,484,159
Change in Control
Walter J. Scheller, III	—	—	$176,865	—	—	$176,865
William G. Harvey	—	—	—	—	—	—
Michael T. Madden	—	—	$146,724	—	—	$146,724
Earl H. Doppelt	—	—	—	—	—	—
Daniel P. Cartwright	—	—	$34,208	—	—	$34,208
Termination of the Named Executive Officer's Employment or Service Due to Death, Disability or Retirement
Walter J. Scheller, III	—	$0	—	—	—	$0
William G. Harvey	—	$0	—	—	—	$0
Michael T. Madden	—	$0	—	—	—	$0
Earl H. Doppelt	—	$0	—	—	—	$0
Daniel P. Cartwright	—	$0	—	—	—	$0

(1)
Cash severance amounts for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason represents 12 months of annual base salary plus target bonus as specified in Messrs. Harvey's, Madden's, Doppelt's and Cartwright's agreements and 24 months of annual base salary plus one-times target bonus as specified in Mr. Scheller's agreement.

  Cash severance amounts for each named executive officer for Termination by the Company Other Than for Cause or Due to Death or Disability or by the Named Executive Officer for Good Reason within 24 Months Following a Change in Control represents two times the sum of the named executive officer's (a) annual base salary and (b) target bonus.

(2)
Includes non-qualified stock options, net of exercise price, and restricted stock units based on the closing stock price of our Common Stock of $16.63 on December 31, 2013. Due to the fact that the per share exercise price of 26,755 options for Mr. Scheller, 1,653 options for Mr. Harvey, 15,856 options for Mr. Madden, 1,578 options for options for Mr. Doppelt and 847 options for Mr. Cartwright was in excess of the closing stock price on December 31, 2013, no amounts are attributable to those awards.

  Subject to exceptions at the discretion of the Compensation Committee, unvested equity-based awards granted prior to 2013 are subject to forfeiture in the case of the executive's termination of employment with the Company for any reason. Beginning with time-vesting equity-based awards granted in 2013, such awards continue to vest following a termination of the executive's employment due to retirement (as defined in the equity award agreement) as if the executive had remained employed through each applicable vesting date, subject to the executive entering into a release of claims and complying with the applicable restrictive covenants. Performance-based restricted stock units granted in 2013 (A) continue to vest following a termination of the executive's employment due to retirement (as defined in the equity award agreement) as if the executive had remained employed through the scheduled vesting date, subject to the executive entering into a release of claims and complying with the applicable restrictive covenants and (B) will vest at target on a pro-rated basis for the period from the grant date to the date of the termination in the event of the executive's termination of employment due to death or disability if the executive completed at least one year of service with the Company from the date of the grant.

  Beginning with annual time-vesting equity-based awards granted in 2012, subject to exceptions at the discretion of the Compensation Committee, such time-vesting equity-based compensation will vest and become exercisable, to the extent applicable, only when there is a double trigger consisting of the occurrence of both a change in control and, within 24 months after such change in control, specified termination events. Upon a change in control of the Company, all equity-based awards granted prior to 2012 as annual grants vest, and all restricted stock units granted to the named executive officers prior to 2012 as retention grants vest on a pro-rated basis for the period from the grant date to the date of the change in control, subject to exceptions at the discretion of the Compensation Committee. Where there is a change in control during the performance period of the performance-based restricted stock units and the executive remains employed by the Company, the performance period will be deemed to conclude immediately prior to the consummation of the change in control and the performance-based restricted stock units will be converted into a right to receive a cash payment equal to the sum of (x) the target number of restricted stock units granted and (y) the price per share paid for one share of Common Stock in the change in control transaction (such product of clauses (x) and (y), the "CIC Cash Value Amount"). The executive will become 100% vested in the CIC Cash Value Amount, so long as he remains employed with the Company or any successor or acquiror in the change in control through the date in 2014 as to the awards with a two year performance period (which will, in no event, be no later than March 15, 2014) or in 2015 as to the awards with a three year performance period (which will, in no event, be no later than March 15, 2015), as applicable, on which the Compensation Committee would have determined the total shareholder return multiplier (as described in the performance-vesting award agreement), provided, however, that if the executive's employment is terminated by the Company without cause (other than due to death or disability) or by the executive for good reason, in each case, within 24 months following a change in control, the executive will vest in the right to receive the CIC Cash Value Amount and will receive such amount as soon as administratively feasible following the date of termination, but in no event more than thirty (30) days thereafter. The amount reported in the table above for the performance-based restricted stock units that would convert into the right to receive cash upon a change of control has been calculated based on our closing stock price of $16.63 on December 31, 2013. Because the service requirement was not met as of December 31, 2013, amounts related to the performance-based restricted stock units, no amounts are reflected in connection with a termination due to death or disability.

(3)
Represents outplacement services for a maximum of 24 months, not to exceed 35% of the named executive officer's annual base salary on the termination date in the event of a qualifying termination on December 31, 2013 following a change in control. The amount disclosed represents the maximum payable under this benefit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee reports as follows with respect to the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2013:

        Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company's internal controls over financial reporting for the fiscal year ended December 31, 2013 with management and Ernst & Young LLP, the Company's independent auditors.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communication with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP their independence.

        Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC.

        This report is provided by the following independent directors who comprise the Audit Committee:

AUDIT COMMITTEE Current Members PATRICK A. KRIEGSHAUSER,Chairman MARY R. HENDERSON (Commencing July 2013) JERRY W. KOLB JOSEPH B. LEONARD

FEES PAID TO INDEPENDENT AUDITORS

        The independent registered public accounting firm of the Company is Ernst & Young LLP. The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company's annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2013 and December 31, 2012 are set forth below.

	Fiscal Years
	2013	2012
	($ in thousands)
AUDIT FEES(1)	$3,218	$3,639
AUDIT-RELATED FEES(2)	277	341
TAX FEES(3)	25	121
ALL OTHER FEES(4)	2	2
TOTAL FEES	$3,522	$4,103

(1)
Audit fees for fiscal years 2013 and 2012 included fees for the audits of the Company's annual consolidated financial statements and reviews of the Company's quarterly financial statements.

(2)
For fiscal year 2013, audit-related fees included services performed in connection with the Company's bond financing transactions. For fiscal year 2012, audit-related fees included services performed in connection with bond financing transactions and services in connection with the reporting requirements of the British Columbia Greenhouse Gas Reduction Act.

(3)
For fiscal year 2013, tax fees consisted of tax compliance services. For fiscal 2012, tax fees consisted of tax compliance and transfer pricing services.

(4)
All Other Fees in fiscal years 2013 and 2012 consisted of annual subscriptions to accounting and reporting research tools.

        The Audit Committee has concluded that the provision of the non-audit services listed above as "All Other Fees" is compatible with maintaining the auditors' independence.

Approval of Audit and Non-Audit Services

        All audit and permitted non-audit services to be performed by the Company's independent registered public accountants require pre-approval by the Audit Committee in accordance with the charter of the Audit Committee posted on the corporate governance section of the "Investors" page of the Company's website at www.walterenergy.com. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor's independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee's pre-approval of non-audit services is specific as to the services to be provided and is required where the fees for any single assignment exceeds $50,000. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 2013.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth those holders (other than officers and directors of the Company) known to the Company, as of March 4, 2014, to be the beneficial owners of more than 5% of the shares of the Company's Common Stock outstanding as of December 31, 2013.

Name and Mailing Address	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
FMR LLC(1) 245 Summer Street Boston, Massachusetts 02210	6,113,870	9.77%
Marketfield Asset Management(2) 292 Madison Avenue New York, New York 10017	5,210,406	8.30%
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, California 94104	4,150,358	6.63%
Blackrock Inc.(4) 40 East 52nd Street New York, New York 10022	3,653,272	5.80%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern Pennsylvania 19355	3,611,375	5.77%
Morgan Stanley(6) 1585 Broadway New York, New York 10036	3,232,321	5.20%

(1)
According to the Schedule 13G filed on February 14, 2014 by FMR LLC ("FMR"), FMR reported beneficial ownership of Common Stock by virtue of its position as an investment advisor to investment companies. Of the shares listed in the table above, FMR has sole voting power over 248,999 shares and sole dispositive power over 6,113,870 shares.

(2)
According to the Schedule 13G filed on February 14, 2014 by Marketfield Asset Management ("Marketfield"), Marketfield reported beneficial ownership of Common Stock by virtue of its position as an investment advisor to investment companies. Of the shares listed in the table above, Marketfield has sole voting and dispositive power over 191,917 shares and shared voting and dispositive power over 5,018,489 shares.

(3)
According to the Schedule 13G filed on January 27, 2014 by Wells Fargo & Company ("Wells Fargo"), Wells Fargo reported beneficial ownership of Common Stock by virtue of its position as the parent holding company or control person of Wells Fargo Bank, National Association, Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, Wells Fargo Advisors Financial Network, LLC, Wells Capital Management Incorporated and Metropolitan West Capital Management, LLC. Of the shares listed in the table above, Wells Fargo has sole voting power and sole dispositive power over 2,080,150 shares, shared voting power over 1,840,595 shares and shared dispositive power over 2,070,208 shares.

(4)
According to the Schedule 13G filed on January 30, 2014 by Blackrock Inc. ("Blackrock"), Blackrock reported beneficial ownership of Common Stock by virtue of its position as the parent holding company or control person of BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC. Of the shares listed in the table above, Blackrock has sole voting power over 3,428,758 shares and sole dispositive power over 3,653,272 shares.

(5)
According to the Schedule 13G filed on February 14, 2014 by The Vanguard Group. ("Vanguard"), Vanguard reported beneficial ownership of Common Stock by virtue of its position as an investment advisor and the parent company of Vanguard Fiduciary Trust Company and Vanguard Investments Australia Ltd. Of the shares listed in the table above, Vanguard has sole voting power over 100,356 shares, sole dispositive power over 3,517,119 shares and shares dispositive power over 94,256 shares.

(6)
According to the Schedule 13G filed on January 31, 2014 by Morgan Stanley, Morgan Stanley reported beneficial ownership of Common Stock by virtue of its position as the parent holding company or control person of certain operating units of Morgan Stanley and its subsidiaries and affiliates. Of the shares listed in the table above, Morgan Stanley has sole voting power over 2,515,027 shares, shared voting power over 620,757 shares and shared dispositive power over 3,232,321 shares.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information, as of March 4, 2014, as to shares of Common Stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each named executive officer of the Company and (iv) all current directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown. For purposes of the table below, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares that such person has the right to acquire within 60 days after March 4, 2014. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after March 4, 2014 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of March 4, 2014, there were 62,621,835 shares of Common Stock outstanding.

        None of our directors or executive officers has pledged any of their shares.

Ownership of Directors and Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors
David R. Beatty(1)	45,003	*
Mary R. Henderson(2)	4,436	*
Jerry W. Kolb(3)	42,163	*
Patrick A. Kriegshauser(4)	37,374	*
Joseph B. Leonard(5)	37,971	*
Graham Mascall(6)	5,150	*
Bernard G. Rethore(7)	26,234	*
Walter J. Scheller, III(8)	73,971	*
Michael T. Tokarz(9)	174,732	*
A. J. Wagner(10)	38,488	*
Named Executive Officers
Earl H. Doppelt(11)	31,967	*
William G. Harvey(12)	14,921	*
Michael T. Madden(13)	66,411	*
Daniel P. Cartwright(14)	10,711	*
All current directors and executive officers as a group (16 individuals)(15)	677,433	1.1%

*
Less than 1% of outstanding Common Stock

(1)
Includes 7,730 options exercisable within 60 days of March 4, 2014 and 1,244 restricted stock units that will vest within 60 days of March 4, 2014. Of the amount of vested options, 4,457 represent options Mr. Beatty held to acquire Western Coal common shares that, under the Arrangement Agreement with Western Coal, were converted to fully vested and immediately exercisable options to acquire our Common Stock.

(2)
Includes 1,602 options exercisable within 60 days of March 4, 2014 and 773 restricted stock units that will vest within 60 days of March 4, 2014.

(3)
Includes 29,259 options exercisable within 60 days of March 4, 2014 (including options deemed vested) and 2,914 restricted stock units for which the underlying shares of Common Stock have not been delivered but as to which Mr. Kolb has the right to acquire, having satisfied the requisite minimum years of service and age.

(4)
Includes 27,254 options exercisable within 60 days of March 4, 2014 and 1,130 restricted stock units that vest within 60 days of March 4, 2014.

(5)
Includes 15,771 options exercisable within 60 days of March 4, 2014 (including options deemed vested) and 2,914 restricted stock units for which the underlying shares of Common Stock have not been delivered but as to which Mr. Leonard has the right to acquire, having satisfied the requisite minimum years of service and age.

(6)
Includes 3,273 options exercisable within 60 days of March 4, 2014 and 1,244 restricted stock units that vest within 60 days of March 4, 2014.

(7)
Includes 8,774 options exercisable within 60 days of March 4, 2014 (including options deemed vested) and 2,914 restricted stock units, for which the underlying shares of Common Stock have not been delivered but as to which Mr. Rethore has the right to acquire, having satisfied the requisite minimum years of service and age.

(8)
Includes 40,430 options exercisable within 60 days of March 4, 2014 and 11,040 restricted stock units that vest within 60 days of March 4, 2014. Includes a fractional share under the Employee Stock Purchase Plan.

(9)
Includes 79,170 options exercisable within 60 days of March 4, 2014 and 2,260 restricted stock units that vest within 60 days of March 4, 2014. Does not include any amounts credited to Mr. Tokarz's stock equivalent account under the Company's Directors' Deferred Fee Plan as, pursuant to the terms of such plan, the shares held in Mr. Tokarz's stock equivalent are deliverable on the earlier of the first day of the seventh month following Mr. Tokarz's death or the first day of the seventh month following the termination event. As of March 4, 2014, Mr. Tokarz had 70,667.30 stock equivalent shares credited to his stock equivalent account.

(10)
Includes 24,368 options exercisable within 60 days of March 4, 2014 and 1,129 restricted stock units that vest within 60 days of March 4, 2014. Includes 5,000 shares of Common Stock held through a trust for the primary benefit of Mr. Wagner's children, of which Mr. Wagner is the sole trustee and has sole voting and investment power and 5,000 shares of Common Stock held through an IRA for the primary benefit of Mr. Wagner's children and over which Mr. Wagner has sole voting and dispositive power.

(11)
Includes 4,753 options exercisable within 60 days of March 4, 2014. Includes a fractional share under the Employee Stock Purchase Plan.

(12)
Includes 4,148 options exercisable within 60 days of March 4, 2014. Includes a fractional share under the Employee Stock Purchase Plan.

(13)
Includes 27,258 options exercisable within 60 days of March 4, 2014 and 9,289 restricted stock units that will vest within 60 days of March 4, 2014. Includes a fractional share under the Employee Stock Purchase Plan.

(14)
Includes 3,176 options exercisable within 60 days of March 4, 2014. Includes a fractional share under the Employee Stock Purchase Plan.

(15)
Includes 299,604 options exercisable within 60 days of March 4, 2014 and 42,132 restricted stock units that will vest within 60 days of March 4, 2014. Includes fractional shares under the Employee Stock Purchase Plan.

 OTHER MATTERS

        The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders of Walter Energy, Inc. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

2015 Stockholder Proposals or Nominations

        Stockholder proposals must conform to the Company's By-laws and the requirements of the SEC.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Any stockholder intending to present a proposal for inclusion in the Company's proxy materials at the 2015 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary, 3000 Riverchase Galleria, Birmingham, Alabama 35244, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 12, 2014, for possible inclusion in the proxy statement. If the date of the 2015 Annual Meeting changes by more than 30 days from April 24, 2015, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2015 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2015 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with the SEC rules governing the solicitation of proxies.

        In addition, under our By-laws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2015 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2015 Annual Meeting will be considered timely if it is received no earlier than January 2, 2015 and no later than January 23, 2015. If the date of the 2015 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 24, 2015, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2015 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's By-laws. We will not entertain any proposals or nominations at the 2015 Annual Meeting that do not meet the requirements set forth in our By-laws. The By-laws are posted on the corporate governance Section of the "Investors" page of our website at www.walterenergy.com. To make a submission or to request a copy of our By-laws, stockholders should contact our Corporate Secretary at 3000 Riverchase Galleria, Birmingham, Alabama 35244.

Householding of Proxy Materials

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Company's Investor Relations Department by writing to 3000 Riverchase Galleria, Birmingham, Alabama 35244, by calling Investor Relations at (205) 745-2000, or by sending an e-mail to investorrelations@walterenergy.com.

By Order of the Board

Birmingham, Alabama March 12, 2014	EARL H. DOPPELT Executive Vice President, General Counsel and Secretary Walter Energy, Inc.

Annex A

Walter Energy, Inc.
2014 Long-Term Incentive Plan

        1.    Purpose.    The purpose of the Walter Energy, Inc. 2014 Long-Term Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's stockholders.

        2.    Definitions.    The following definitions shall be applicable throughout the Plan.

          (a)   "Absolute Share Limit" has the meaning given such term in Section 5(b) of the Plan.

          (b)   "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any other person or entity in which the Company has a material equity interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

          (c)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" has the meaning ascribed to such term in any employment agreement, offer letter or similar binding agreement by and between a Service Recipient and a Participant or, if there is no such agreement or letter or such term is not defined therein, in the case of a particular Award, unless the applicable Award agreement states otherwise, "Cause" means (i) the Participant has failed to follow the lawful instructions of the Board or his or her direct superiors, other than as a result of his or her incapacity due to physical or mental illness or injury, (ii) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (iii) the Participant has been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (v) the willful violation by the Participant of the Company's written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (vi) the Participant's fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate (other than good faith expense account disputes), (vii) the Participant's act of personal dishonesty which involves personal profit in connection with the Participant's employment or service with the Company or an Affiliate, or (viii) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate. Any determination of whether Cause exists shall be made by the Committee in its sole and absolute discretion.

          (f)    "Change in Control" of the Company means the occurrence of any one or more of the following events:

              (i)  A change in the effective control of the Company, which occurs only on either of the following dates:

              (A)  The date any Person or Group (other than the Company, any Subsidiary of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, such Subsidiary or such proportionately owned corporation), acquires ownership of stock of the Company representing more than thirty percent (30%) of the total voting power of the stock of the Company; or

              (B)  The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

             (ii)  The date any Person or Group (other than the Company, any Subsidiary of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, such Subsidiary or such proportionately owned corporation) acquires all or substantially all of the Company's assets.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

          (h)   "Committee" means the Compensation and Human Resources Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board; provided, however, that with respect to Awards granted to Non-Employee Directors, the term "Committee" shall refer to the Board.

          (i)    "Common Stock" means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

          (j)    "Company" means Walter Energy, Inc., a Delaware corporation, and any successor thereto.

          (k)   "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

          (l)    "Designated Foreign Subsidiaries" means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

          (m)  "Detrimental Activity" means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates; (ii) any activity that would be grounds to terminate the Participant's employment or service with the Service Recipient for Cause; (iii) the breach of any non-competition, non-solicitation or other agreement containing restrictive covenants, with the Company or its Affiliates, or (iv) fraud or misconduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

          (n)   "Disability" has the meaning ascribed to such term in any employment agreement, offer letter or similar binding agreement by and between a Service Recipient and a Participant or, if there is no such agreement or letter or such term is not defined therein, in the case of a particular Award, unless the Applicable Award agreement states otherwise, "Disability" means a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company in its sole and absolute discretion.

          (o)   "Effective Date" means March 4, 2014.

          (p)   "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code and (iii) an "independent director" under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

          (q)   "Eligible Person" means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto, (ii) director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or one of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or one of its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(q), "Affiliate" shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code ("Parent"), (3) any corporation, trade or business of which fifty percent (50%) or more of the combined voting power of such entity's outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade or business which, directly or indirectly, controls fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an "Affiliate" by the Committee.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (s)   "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

          (t)    "Fair Market Value" of a share of Common Stock as of a given date shall be (a) if the Common Stock is traded on the NYSE or another securities exchange, the mean of the high and low sales prices (rounded to the nearest $0.01) of a share of Common Stock as reported by the NYSE or such other exchange on such date, or if shares were not traded on such date, then on the last preceding date on which a trade occurred; or (b) if the Common Stock is not traded on the NYSE or another securities exchange, the fair market value of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and all other applicable rules and regulations.

          (u)   "Immediate Family Members" has the meaning given such term in Section 14(b) of the Plan.

          (v)   "Incentive Stock Option" means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

          (w)  "Minimum Vesting Condition" shall mean, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than ratably over a three (3) year period, if the vesting or lapsing of restrictions occurs solely due to the passage of time, or over a one year period, if the vesting or lapsing of restrictions are subject to performance vesting conditions.

          (x)   "Indemnifiable Person" has the meaning given such term in Section 4(e) of the Plan.

          (y)   "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

          (z)   "Nonqualified Stock Option" means an Option which is not designated by the Committee as an Incentive Stock Option.

          (aa) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

          (bb) "NYSE" means the New York Stock Exchange.

          (cc) "Option" means an Award granted under Section 7 of the Plan.

          (dd) "Option Period" has the meaning given such term in Section 7(c) of the Plan.

          (ee) "Other Stock-Based Award" means an Award granted under Section 10 of the Plan.

          (ff)  "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

          (gg) "Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

          (hh) "Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

          (ii)   "Performance Formula" means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

          (jj)   "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

          (kk) "Performance Period" means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

          (ll)   "Permitted Transferee" has the meaning given such term in Section 14(b) of the Plan.

          (mm)  "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

          (nn) "Plan" means this Walter Energy, Inc. 2014 Long-Term Incentive Plan, as it may be amended and restated from time to time.

          (oo) "Prior Plan" means the Amended and Restated 2002 Long-Term Incentive Award Plan of Walter Industries, Inc., as it may be amended from time to time.

          (pp) "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

          (qq) "Restricted Stock" means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (rr)  "Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (ss)  "SAR Period" has the meaning given such term in Section 8(c) of the Plan.

          (tt)  "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (uu) "Service Recipient" means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

          (vv) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

          (ww)  "Strike Price" has the meaning given such term in Section 8(b) of the Plan.

          (xx) "Subsidiary" means, with respect to any specified Person:

          any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity's voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          (yy) "Substitute Award" has the meaning given such term in Section 5(e) of the Plan.

          (zz) "Sub-Plans" means, any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

          (aaa)  "Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient.

        3.    Effective Date; Duration.    The Plan shall be effective as of the Effective Date, subject to approval of the Company's stockholders. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

        4.    Administration.

          (a)   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

          (b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (c)   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

          (d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

          (e)   No member of the Board, the Committee or any employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

          (f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

        5.    Grant of Awards; Shares Subject to the Plan; Limitations.

          (a)   The Committee may, from time to time, grant Awards to one or more Eligible Persons.

          (b)   Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 4,300,000 shares of Common Stock (the "Absolute Share Limit") shall be available for Awards under the Plan, provided that (x) any shares of Common Stock subject to such Awards other than Options or SARs shall be counted against this limit as 1.47 shares of Common Stock for every one (1) share of Common Stock granted, and (y) any shares of Common Stock subject to such Awards of Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $3,000,000.

          (c)   Shares of Common Stock shall be deemed to have been issued in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR that settles only in cash; provided, further that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock, or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, in each case, again become available for other Awards under the Plan. If and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan in accordance with Section 5(f).

          (d)   Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under the Prior Plan.

          (e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

          (f)    Each share of Common Stock that again becomes available for grant pursuant to this Section 5 shall be added back as (i) one (1) share of Common Stock if such shares were subject to Options or SARs, and (ii) as 1.47 shares of Common Stock if such shares were subject to Awards other than Options or SARs.

        6.    Eligibility. Participation in the Plan shall be limited to Eligible Persons.

        7.    Options.

          (a)    General.    Each Option granted under the Plan shall be evidenced by an Award agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

          (b)    Exercise Price.    Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price ("Exercise Price") per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

          (c)    Vesting and Expiration.

              (i)  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

             (ii)  Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event of (A) a Participant's Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) a Participant's Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for three (3) years thereafter (but in no event beyond the expiration of the Option Period) and (C) a Participant's Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

          (d)    Method of Exercise and Form of Payment.    No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding and any other applicable taxes. Any fractional shares of Common Stock shall be settled in cash.

          (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

          (f)    Compliance With Laws, etc.    Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

        8.    Stock Appreciation Rights.

          (a)    General.    Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

          (b)    Strike Price.    Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price ("Strike Price") per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

          (c)    Vesting and Expiration.

              (i)  A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

             (ii)  Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event of (A) a Participant's Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) a Participant's Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for three (3) years thereafter (but in no event beyond the expiration of the SAR Period) and (C) a Participant's Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

          (d)    Method of Exercise.    SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

          (e)    Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

          (f)    Substitution of SARs for Nonqualified Stock Options.    The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options.

        9.    Restricted Stock and Restricted Stock Units.

          (a)    General.    Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

          (b)    Stock Certificates and Book Entry; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company's directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and issued (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

          (c)    Vesting.    The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon Termination of the Participant granted the applicable Award. Grants of Restricted Stock and Restricted Stock Units that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided that the Minimum Vesting Condition need not be applied to Restricted Stock or Restricted Stock Units (i) issued to any person newly employed by or retained to perform services for the Company or any of its Affiliates, (ii) in the event of death, Disability or retirement or in connection with a corporate transaction (which includes, but is not limited to, a Change in Control, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation), in each case, as the Committee may otherwise determine, or (iii) granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines.

          (d)    Issuance of Restricted Stock and Settlement of Restricted Stock Units.

              (i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

             (ii)  Unless otherwise provided by the Committee in an Award agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

          (e)    Legends on Restricted Stock.    Each certificate, if any, representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

    TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WALTER ENERGY, INC. 2014 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN WALTER ENERGY, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF WALTER ENERGY, INC.

        10.    Other Stock-Based Awards.    The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement, including, without limitation, those set forth in Section 14(c) of the Plan. Grants of Other Stock-Based Awards that are settled in shares of Common Stock shall comply with the Minimum Vesting Condition; provided, that the Minimum Vesting Condition need not be applied to Other Stock-Based Awards (i) issued to any person newly employed by or retained to perform services for the Company or any of its Affiliates, (ii) in the event of death, Disability or retirement or in connection with a corporate transaction (which includes, but is not limited to, a Change in Control, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation), in each case, as the Committee may otherwise determine, or (iii) granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines.

        11.    Performance Compensation Awards.

          (a)    General.    The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a "covered employee" (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

          (b)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (c)    Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency or safety measures; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other 'value creation' metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention;

  (xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; (xxviii) unit costs, total costs, production measures, sales price or (xxix) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

          (d)    Modification of Performance Goal(s).    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

          (e)    Payment of Performance Compensation Awards.

              (i)  Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

             (ii)  Limitation.    Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

            (iii)  Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

            (iv)  Use of Negative Discretion.    In determining the actual amount of an individual Participant's Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

          (f)    Timing of Award Payments.    Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

        12.    Changes in Capital Structure and Similar Events.    In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

            (i)  adjusting any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (C) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

           (ii)  providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

          (iii)  cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

        13.    Amendments and Termination.

          (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

          (b)    Amendment of Award Agreements.    The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant's Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR, and (iii) the Committee may not take any other action which is considered a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

        14.    General.

          (a)    Award Agreements.    Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

          (b)    Nontransferability.    (i) Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, including, without limitation, pursuant to a domestic relations order, to the extent permitted by applicable law, other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

             (ii)  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the

    Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as "charitable contributions" for federal income tax purposes;

    (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

            (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution, (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the Termination of the Participant under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

          (c)    Dividends and Dividend Equivalents.    The Committee in its sole discretion may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

          (d)    Tax Withholding.

              (i)  A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

             (ii)  Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the issuance of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.

          (e)    No Claim to Awards; No Rights to Continued Employment; Waiver.    No employee of the Company or any Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

          (f)    International Participants.    With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

          (g)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

          (h)    Termination.    Except as otherwise provided in an Award agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant's undergoes a

  Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

          (i)    No Rights as a Stockholder.    Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such person.

          (j)    Government and Other Regulations.

              (i)  The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate issued under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

             (ii)  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of shares of Common Stock from the public markets, the Company's issuance of Common Stock to the Participant, the Participant's acquisition of Common Stock from the Company and/or the Participant's sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of

    Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

          (k)    No Section 83(b) Elections Without Consent of Company.    No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

          (l)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (m)    Nonexclusivity of the Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

          (n)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (o)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

          (p)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

          (q)    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (r)    Severability.    If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (s)    Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

          (t)    409A of the Code.

              (i)  Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

             (ii)  Notwithstanding anything in the Plan to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code and which would otherwise be payable upon the Participant's "separation from service" (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" or, if earlier, the Participant's date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

            (iii)  Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered "deferred compensation" subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

          (u)    Clawback/Forfeiture.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any Detrimental Activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

          (v)    Code Section 162(m) Re-approval.    If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

          (w)    Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*          *          *

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). WALTER ENERGY, INC. M68793-P47645 WALTER ENERGY, INC. 3000 RIVERCHASE GALLERIA BIRMINGHAM, ALABAMA 35244 Please indicate if you plan to attend this meeting. 2. To approve, in a non-binding, advisory vote, the compensation of the Company's named executive offi cers. 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting fi rm for 2014. 4. To approve the Walter Energy, Inc. 2014 Long-Term Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1a. David R. Beatty, C.M., O.B.E 1b. Mary R. Henderson 1c. Jerry W. Kolb 1d. Patrick A. Kriegshauser 1e. Joseph B. Leonard 1f. Graham Mascall 1g. Bernard G. Rethore 1h. Walter J. Scheller, III 1i. Michael T. Tokarz 1j. A. J. Wagner 1. Election of Directors VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Walter Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: The Board of Directors recommends you vote FOR the following: For Against Abstain Yes No For Against Abstain ! ! !

WALTER ENERGY, INC. Annual Meeting of Stockholders - April 24, 2014 THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Walter Energy, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Earl H. Doppelt, and either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Energy, Inc., to be held on April 24, 2014 at 10:00 a.m., Central Time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, AL 35244, and at any adjournment or postponements thereof, and to vote all shares of Common Stock of Walter Energy, Inc. which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted on any other matters that properly come before the meeting in accordance with the discretion of the named proxies and attorneys-in-fact. PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side M68794-P47645 ADMISSION TICKET 2014 Annual Meeting of Stockholders April 24, 2014 at 10:00 a.m., Central Time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama 35244 You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identifi cation, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you submit your proxy by telephone or Internet, do not return your proxy card. Thank you for your proxy submission. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com